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                                                                Exhibit 10.2

                     AMENDMENT AND RESTATEMENT AGREEMENT


                           Dated 15 September 2006


                                     for

              SOLUTIA SERVICES INTERNATIONAL S.C.A./COMM. V.A.


                                 arranged by
                      CITIGROUP GLOBAL MARKETS LIMITED


                                    with


                         CITIBANK INTERNATIONAL PLC
                               acting as Agent


                                     and


                                CITIBANK, N.A.
                          acting as Security Agent


                   RELATING TO A FACILITY AGREEMENT DATED

                                26 July 2006




                                  Linklaters

                                Ref: SBL/SLG



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                                  CONTENTS

CLAUSE                                                                    PAGE

1.          Definitions and interpretation...................................1
2.          Representations..................................................2
3.          Amendment........................................................2
4.          Transaction expenses.............................................2
5.          Miscellaneous....................................................2
6.          Governing law....................................................2

                                THE SCHEDULES

SCHEDULE                                                                  PAGE

SCHEDULE 1 The Parties....................................................
SCHEDULE 2 Form of Amended Agreement......................................






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THIS AGREEMENT is dated 15 September 2006 and made between:

(1)     SOLUTIA EUROPE SA/NA (the "COMPANY");

(2)     SOLUTIA SERVICES INTERNATIONAL S.C.A./COMM. V.A. (the "BORROWER");

(3) THE COMPANIES listed in Part I of Schedule 1 as guarantors (the "ORIGINAL GUARANTORS");

(4)     CITIGROUP GLOBAL MARKETS LIMITED as mandated lead arranged (the
        "ARRANGER");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as Lenders (the "ORIGINAL LENDERS");

(6) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "AGENT"); and

(7) CITIBANK N.A., as security agent for the Secured Parties (the "SECURITY AGENT").

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        "AMENDED AGREEMENT" means the Original Facility Agreement, as amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

        "EFFECTIVE DATE" means the date of this Agreement.

        "ORIGINAL FACILITY AGREEMENT" means the (euro)200,000,000 Facility Agreement dated 26 July 2006 between the Company, the Borrower, the Original Guarantors, the Agent, the Arranger, the Security Agent and the Original Lenders.

1.2     INCORPORATION OF DEFINED TERMS

(a) Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3     CLAUSES

        In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4     THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5     DESIGNATION

        In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document.

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2.      REPRESENTATIONS

        Each Obligor makes the Repeating Representations to each Finance Party but as if references in Clause 18 (Representations) of the Original Facility Agreement were instead to this Agreement and, on the Effective Date, to the Amended Agreement.

3.      AMENDMENT

3.1     AMENDMENT

        With effect from the Effective Date the Original Facility Agreement shall be amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

3.2     CONTINUING OBLIGATIONS

        The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.      TRANSACTION EXPENSES

        The Company shall within three Business Days of demand reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.      MISCELLANEOUS

5.1     INCORPORATION OF TERMS

        The provisions of Clause 30 (Notices) and Clause 37 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.

5.2     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.      GOVERNING LAW

        This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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                                 SIGNATURES

THE COMPANY

SOLUTIA SERVICES INTERNATIONAL S.C.A./COMM. V. A.

By:      KRISTEL DEROOVER

         Ad-hoc proxy-holder



ORIGINAL GUARANTORS

SOLUTIA EUROPE SA/NV

By:      VEERLE HENDRICKX

         Managing Director



CP FILMS VERTRIEBS GmbH

By:      ARTHUR BOWYER

         Managing Director



ORIGINAL LENDER

CITIBANK, N.A.

By:      DEVEN STHANKIYA



THE AGENT

CITIBANK INTERNATIONAL PLC

By:      DEVEN STHANKIYA

THE SECURITY AGENT



CITIBANK, N.A.

By:      NIALL CAMPBELL

         Vice President



THE ARRANGER

CITIGROUP GLOBAL MARKETS LIMITED

By:      DEVEN STHANKIYA

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                              (euro)200,000,000

                             FACILITY AGREEMENT

                             dated 26 July 2006

               (as amended and restated on 15 September 2006)



                                     for



              SOLUTIA SERVICES INTERNATIONAL S.C.A./COMM. V.A.




                                 arranged by

                      CITIGROUP GLOBAL MARKETS LIMITED

                                 as Arranger



                                    with



                         CITIBANK INTERNATIONAL PLC

                          acting as Facility Agent

                                     and

                               CITIBANK, N.A.

                          acting as Security Agent

                                  Linklaters

                              Ref: SBL/CIXT/ALW



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                                  CONTENTS

CLAUSE                                                                    PAGE

                                  SECTION 1
                               INTERPRETATION

1.          Definitions and interpretation..................................1

                                  SECTION 2
                               THE FACILITIES

2.          The Facilities.................................................30
3.          Purpose........................................................31
4.          Conditions of Utilisation......................................31

                                  SECTION 3
                                 UTILISATION

5.          Utilisation....................................................33

                                  SECTION 4
                   REPAYMENT, PREPAYMENT AND CANCELLATION

6.          Repayment......................................................34
7.          Prepayment and cancellation....................................34

                                  SECTION 5
                            COSTS OF UTILISATION

8.          Interest.......................................................43
9.          Interest Periods...............................................45
10.         Changes to the calculation of interest.........................46
11.         Fees...........................................................47

                                  SECTION 6
                       ADDITIONAL PAYMENT OBLIGATIONS

12.         Tax gross-up and indemnities...................................48
13.         Increased costs................................................51
14.         Other indemnities..............................................52
15.         Mitigation by the Lenders......................................54
16.         Costs and expenses.............................................54

                                  SECTION 7
                           GUARANTEE AND SECURITY

17.         Guarantee and indemnity........................................55

                                  SECTION 8
             REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.         Representations................................................60
19.         Information undertakings.......................................67
20.         Financial covenants............................................74
21.         General undertakings...........................................81
22.         Events of Default..............................................89

                                  SECTION 9
                             CHANGES TO PARTIES

23.         Changes to the Lenders.........................................93
24.         Changes to the Obligors........................................97

                                      -i-

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                                 SECTION 10
                             THE FINANCE PARTIES

25.         Role of the Facility Agent and the Arranger....................99
26.         Conduct of business by the Finance Parties....................105
27.         Sharing among the Finance Parties.............................105

                                 SECTION 11
                               ADMINISTRATION

28.         Payment mechanics.............................................107
29.         Set-off.......................................................109
30.         Notices.......................................................110
31.         Calculations and certificates.................................111
32.         Partial invalidity............................................112
33.         Remedies and waivers..........................................112
34.         Amendments and waivers........................................112
35.         Counterparts..................................................113

                                 SECTION 12
                        GOVERNING LAW AND ENFORCEMENT

36.         Governing law.................................................114
37.         Enforcement...................................................114

                                THE SCHEDULES

SCHEDULE                                                                 PAGE

SCHEDULE 1 The Original Parties...........................................
SCHEDULE 2 Conditions precedent...........................................
SCHEDULE 3 Requests.......................................................
SCHEDULE 4 Mandatory Cost formulae........................................
SCHEDULE 5 Certificates...................................................
SCHEDULE 6 Form of Accession Letter.......................................
SCHEDULE 7 Form of Compliance Certificate.................................
SCHEDULE 8 Disposals......................................................
SCHEDULE 9 Timetables.....................................................
SCHEDULE 10 Security Principles...........................................
SCHEDULE 11 List of Security Documents....................................



                                     -ii-

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THIS AGREEMENT is dated 26 July 2006 and made between:

(1) SOLUTIA EUROPE SA/NV (the "COMPANY");

(2) SOLUTIA SERVICES INTERNATIONAL S.C.A./COMM V.A. (the "BORROWER");

(3) THE COMPANIES listed in Part I of Schedule 1 as original guarantors (the "ORIGINAL GUARANTORS");

(4) CITIGROUP GLOBAL MARKETS LIMITED as mandated lead arranger (the
    "ARRANGER");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS");

(6) CITIBANK INTERNATIONAL PLC as facility agent of the other Finance Parties (the "FACILITY AGENT"); and

(7) CITIBANK. N.A. as security agent for the Secured Parties (the "SECURITY AGENT").

IT IS AGREED as follows:

                                  SECTION 1

                               INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

        "ACCOUNTANTS REPORT" means the report by PricewaterhouseCoopers in the Agreed Form.

        "ACCOUNTING MONTH" means each period of approximately thirty days ending on the last day of each calendar month in any financial year of the Company.

        "ACCOUNTING QUARTER" means each period of three Accounting Months ending on or about 31 March, 30 June, 30 September and 31 December in any financial year of the Company.

        "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

        "ADDITIONAL DEBT" means, in relation to any Intercompany Debt, any money, debt or liability due, owing or incurred under or in connection with:

        (a)     any refinancing, deferral or extension of that Intercompany
                Debt;

        (b) any further advance which may be made under any document, agreement or instrument supplemental to any relevant Finance Document together with any related interest, fees and costs;

        (c) any claim for damages or restitution in the event of rescission of the Intercompany Debt or otherwise in connection with any relevant Finance Document;


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        (d)     any claim against any Obligor flowing from any recovery by an Obligor or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that Intercompany Debt on the grounds of preference or otherwise; and

        (e) any amount (such as post insolvency interest) which would be included in any of the above but for any discharge, non provability, unenforceability or non allowability of the same in any insolvency or other proceedings.

        "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors) (excluding for the avoidance of doubt any Original Guarantor).

        "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "AGREED FORM" means, in relation to a document, that:

        (a) it is in a form initialled by or on behalf of the Company and the Facility Agent on or before the signing of this Agreement for the purposes of identification; or

        (b) if not falling within paragraph (a) above, it is in form and substance satisfactory to the Facility Agent (acting reasonably) and, in relation to any document which is not a documentary condition precedent falling within Clause 4.1, initialled by or on behalf of the Facility Agent for the purposes of identification, or in relation to a documentary condition precedent falling within Clause 4.1, notice has been given by the Facility Agent thereunder.

        "AMCIS" means Carbogen Amcis AG (formerly Amcis AG), incorporated in Switzerland with registered number CH-280.3.916.120-1 and whose registered office is at Hauptstrasse 159, 4416 Bubendorf, Switzerland as such company exists at the date of this Agreement.

        "APPLICABLE ACCOUNTING PRINCIPLES" means GAAP and practices and financial reference periods used in the Original Financial Statements.

        "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

        (a) the amount of its participation in any outstanding Utilisations under that Facility; and

        (b) in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

        "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

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        "AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including 31 August 2006.

        "BANKRUPTCY EMERGENCE" means the time at which any direct or indirect shareholders of the Company who are or become subject to proceedings pursuant to Title 11 of the United States Code (the "Bankruptcy Code") emerge from such proceedings (whether by the occurrence of the effective date of a chapter 11 plan of reorganisation, the dismissal of a case under chapter 7 or chapter 11 of the Bankruptcy Code, or otherwise) and are no longer required to seek bankruptcy court approval for actions taken outside the ordinary course of business.

        "BREAK COSTS" means the amount (if any) by which:

        (a) the interest (excluding the Margin and Mandatory Costs (if any)) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "BUDGET" means the Business Plan and each budget supplied under and complying with Clause 19.6 (Annual Budget).

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels and which is a TARGET Day.

        "BUSINESS PLAN" means the business plan in relation to the Group prepared by the Company and in the Agreed Form.

        "CAPITAL EXPENDITURE" means any expenditure which should in accordance with the Applicable Accounting Principles be treated as capital expenditure in the audited consolidated financial statements of the Group.

        "CASH" means any credit balance on any deposit, savings, current or other account, and any cash in hand, which is:

        (a)     freely withdrawable on demand;

        (b) not subject to any Security (other than pursuant to any Security Document);

        (c) denominated and payable in any freely transferable and freely convertible currency; and

        (d)     capable of being remitted to an Obligor.

        "CASH EQUIVALENT INVESTMENTS" means:

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        (a)     securities with a maturity of less than 12 Months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union;

        (b) commercial paper or other debt securities issued by an issuer rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. or a comparable rating from an internationally recognised rating agency and with a maturity of less than 12 Months; and

        (c) any other instrument, security or investment approved by the Majority Lenders; or

        (d) certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of less than 12 Months,

        (e) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money centre banks which are members of the Federal Reserve System;

        (f) money market accounts maintained with mutual funds having assets in excess of USD$2,500,000,000;

        (g) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; or

        (h) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or Standard & Poor's, in each case not subject to any Security or Quasi Security (other than pursuant to any Security Document), denominated and payable in any freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to an Obligor.

        "CASH FLOW" has the meaning given to it in Clause 20 (Financial covenants).

        "CHANGE OF CONTROL" has the meaning given to it in Clause 8.5 (Adjustment of Margin).

        "CHARGED ASSETS" means the assets over which Security is expressed to be created pursuant to any Security Document.

        "CHARGOR" means any person expressed to create Security pursuant to any Security Document.

        "CLOSING DATE" means the date falling two Business Days immediately after the first Utilisation.

        "COMMITMENT" means a Facility B1 Commitment or a Facility B2
        Commitment.

        "COMMITMENT LETTER" means the commitment letter attaching the term sheet dated on or about 8 June 2006 between the Borrower, the Company, the Arranger and the Facility Agent.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

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        "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in the form agreed between the Company and the Arranger on or prior to the date of this Agreement or in any other form agreed between the Company and the Facility Agent.

        "CURE AMOUNT" has the meaning given to it in Clause 20.3(e) (Financial covenant calculations).

        "DEBT SERVICE" has the meaning given to it in Clause 20 (Financial covenants).

        "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the lapse of time, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

        "DISRUPTION EVENT" means either or both of:

        (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

        (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

                (i) from performing its payment obligations under the Finance Documents; or

                (ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

        and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

        "DIP FINANCING" means the facility agreement dated 16 January 2004 between Solutia Inc., Solutia Business Enterprises, Inc., each Guarantor (as defined therein), the DIP Lenders and Citicorp USA, Inc. as collateral agent, administrative agent and documentation agent as amended from time to time.

        "DIP LENDER" means a lender under the DIP Financing.

        "DUE DILIGENCE REPORT" means the legal due diligence report by Allen & Overy LLP in the Agreed Form.

        "EBITDA" has the meaning given to it in Clause 20 (Financial covenants).

        "ENVIRONMENT" means living organisms including the ecological systems of which they form part and the following media:

        (a) air (including air within natural or man-made structures, whether above or below ground);

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        (b)     water (including territorial, coastal and inland waters,
                water under or within land and water in drains and sewers);
                and

        (c)     land (including land under water).

        "ENVIRONMENTAL LAW" means all laws and regulations of any relevant jurisdiction which:

        (a) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

        (b) provide remedies or compensation for harm or damage to the Environment; or

        (c)     relate to Hazardous Substances or health and safety matters.

        "ENVIRONMENTAL LICENCE" means any Authorisation required at any time under Environmental Law.

        "ENVIRONMENTAL REPORT" means the report by Environment Resources Management in the Agreed Form.

        "ESCROW AGREEMENT" means the escrow agreement dated on or about the date of this Agreement between, among others, KBC Bank NV/SA, Citibank International plc, Citibank N.A., the Borrower, the Company, Carbogen Amcis AG and CP Films Vertriebs GmBH.

        "EURIBOR" means:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan), the rate quoted by the Reference Bank or the arithmetic mean of the rates rounded upwards to four decimal places if there is more than one Reference Bank as supplied to the Facility Agent at its request quoted by the Reference Bank(s) to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "EURO NOTES" means the (euro)200,000,000 10% senior secured notes due 2008 issued by the Company.

        "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 22 (Events of Default).

        "EXCESS CASH FLOW" means, for any financial year of the Company, Cash Flow for that financial year, less:

        (a)     Debt Service for that financial year;

        (b)     prepayments of any Loans in that financial year under Clause
                7.11 (Voluntary prepayment of Loans);

        (c) any amount included in Cash Flow for the Relevant Period which the Company is permitted to retain under Clause 7.5 (Mandatory prepayment - Net Sale Proceeds); and

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        (d)     the amount of unspent Capital Expenditure during the current financial year which is permitted to be carried forward to the following financial year under Clause 20.2 (Capital Expenditure).

        "EXCLUDED COMPANY" means:

        (a)     subject to paragraph (b) below, Flexsys and Amcis;

        (b) Amcis will, from the date falling 65 days after the Closing Date, be included as a member of the Group for all purposes (and excluded from this definition) if it has not been sold to a third party buyer by way of share sale on arms' length terms on or before such date.

        "FACILITY" means Facility B1 or Facility B2.

        "FACILITY B1" means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

        "FACILITY B1 COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in euro set opposite its name under the heading "Facility B1 Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility B1 Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in euro of any Facility B1 Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "FACILITY B1 LENDER" means:

        (a)     any Original Facility B1 Lender; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Facility B1 Lender in accordance with Clause 23 (Changes to the Lenders),

        which in each case has not ceased to be a Facility B1 Lender in accordance with this Agreement.

        "FACILITY B1 LOAN" means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

        "FACILITY B2" means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

        "FACILITY B2 COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in euro set opposite its name under the heading "Facility B2 Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility B2 Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in euro of any Facility B2 Commitment transferred to it under this Agreement,

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        to the extent not cancelled, reduced or transferred by it under this
        Agreement.

        "FACILITY B2 LENDER" means:

        (a)     any Original Facility B2 Lender; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Facility B2 Lender in accordance with Clause 23 (Changes to the Lenders),

        which in each case has not ceased to be a Facility B2 Lender in accordance with the terms of this Agreement.

        "FACILITY B2 LOAN" means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

        "FACILITY OFFICE" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between, as the case may be, the Arranger and the Company and/or the Borrower; or the Facility Agent and the Company and/or the Borrower; or the Security Agent and the Company and/or the Borrower; setting out any of the fees referred to in Clause 11
        (Fees).

        "FINANCE DOCUMENT" means this Agreement, each Accession Letter, the Commitment Letter, each Fee Letter, any Hedging Document, the Hedging Letter, the Intercreditor Agreement, each Security Document, the Escrow Agreement and any other document designated as such by the Facility Agent and the Company.

        "FINANCE PARTY" means the Facility Agent, the Arranger, a Lender or the Security Agent.

        "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar debt instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Applicable Accounting Principles, be treated as a finance or capital lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and for these purposes, recourse will not include contractual damages for breach of warranty relating to the condition of the receivables sold);

        (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

        (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account) for all purposes other than for the purposes of Clause 22.5 (Cross default) where only the relevant unpaid amount (if any) shall be taken into account;

        (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        (i) the amount of any liability in respect of any credit for goods and services supplied to the Group raised in the ordinary course of trade outstanding for more than 150 days after its customary date of payment; and

        (j) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above.

        "FLEXSYS" means Flexsys Holding BV whose address is 51010
        Zutphenseweg, NL-7418 AJ Deventer, The Netherlands, and whose company number at the Commercial Register is 38023104.

        "FUNDS FLOW MEMORANDUM" means the funds flow memorandum in the Agreed Form containing details of the flow of funds on the Closing Date.

        "GAAP" means principles, standards and practices in the United
        States.

        "GERMAN OBLIGOR" means an Obligor incorporated in the Federal Republic of Germany.

        "GROUP" means the Company and its Subsidiaries other than any Excluded Company or Non-Recourse Subsidiary for the time being. For the avoidance of doubt, Flexsys does not fall with this definition.

        "GROUP STRUCTURE CHART" means the group structure chart in the Agreed Form.

        "GUARANTOR" means an Original Guarantor or an Additional Guarantor.

        "HAZARDOUS SUBSTANCE" means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

        "HEDGING BANK" means a Lender (or an Affiliate of a Lender) which has become a party to the Intercreditor Agreement as a Hedging Bank in accordance with the Intercreditor Agreement.

        "HEDGING DOCUMENTS" means the documents entered into between a member of the Group and a Hedging Bank for the purpose of implementing the hedging strategy required by the Hedging Letter.

        "HEDGING LETTER" means a letter dated on or about the date of this Agreement between the Arranger and the Company setting out the hedging strategy agreed in relation to the Facilities.

        "HOLDING ACCOUNT" means the interest bearing account of the Borrower with Citibank N.A. with number 11648292.

        "HOLDING COMPANY" means, in relation to a company, corporation or other legal entity, any other company, corporation or other legal entity in respect of which it is a Subsidiary.

        "INCREASED COSTS" has the meaning given to it in Clause 13.1 (Increased Costs).

        "INFORMATION MEMORANDUM" means the document in the form approved by the Company concerning the Group which, at the Company's request and on its behalf, will be prepared in relation to Syndication and distributed by the Arranger to selected financial institutions.

        "INFORMATION PACKAGE" means the Budget, the Business Plan, the Reports and the Information Memorandum.

        "INSURANCE PROCEEDS" has the meaning given to it in Clause 7.6 (Mandatory prepayment - Insurance Proceeds).

        "INTELLECTUAL PROPERTY" means all trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, topography rights, database rights, rights in confidential information and know-how, and any associated or similar rights anywhere in the world, which it now or in the future owns or (to the extent of its interest) in which it now or in the future has an interest (in each case whether registered or unregistered and including any related licences and sub-licences of the same granted by it or to it, applications and rights to apply for the same).

        "INTERCOMPANY DEBT" means all present and future moneys, debts and liabilities due, owing or incurred by any Intercompany Borrower (as defined in the Intercreditor Agreement) to any Intercompany Lender (as defined in the Intercreditor Agreement) (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise) together with any related Additional Debt.

        "INTERCREDITOR AGREEMENT" means the intercreditor agreement entered into or to be entered into between the Facility Agent, the Security Agent, the Hedging Banks and the Obligors in the Agreed Form.

        "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

        "JOINT VENTURE" means any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity.

        "LENDER" means a Facility B1 Lender or a Facility B2 Lender.

        "LIABILITIES" of a Chargor means all present and future moneys, debts and liabilities due, owing or incurred by it to any Secured Party under or in connection with any Secured Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

        "LOAN" means a Facility B1 Loan or a Facility B2 Loan.

        "MAJORITY LENDERS" means, at any time, a Lender or Lenders:

        (a) whose share in the outstanding Loans and whose undrawn Commitments then aggregate more than 66.67 per cent. of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

        (b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate more than 66.67 per cent. of the Total Commitments; or

        (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 66.67 per cent. of the Total
                Commitments immediately before the reduction.

        "MANDATORY COST" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formulae).

        "MARGIN" means 2.75 per cent. per annum subject to adjustment in accordance with Clause 8.5 (Adjustment of Margin).

        "MARGIN ADJUSTMENT DATE" has the meaning given to it in Clause 8.5 (Adjustment of Margin).

        "MARKET REPORT" means the report by CRA International Inc. in the Agreed Form.

        "MASTER OPERATING AGREEMENT" means the master operating agreement entered into between Monsanto Company and Solutia, Inc. dated 1 September 1997 as amended from time to time as described in further detail in the Due Diligence Report.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on or material adverse change in:

        (a) ability of the Obligors, taken as a whole to perform and comply with their payment obligations under any Finance Document; or

        (b) the ability of any Obligor to perform and comply with the financial covenants under the Facility Agreement; or

        (c)     the validity, legality or enforceability of any Finance
                Document.

        "MATERIAL SUBSIDIARY" means:

        (a) a Subsidiary of the Company listed in the lists of Material Subsidiaries provided to the Facility Agent under Clause 4.1 (Initial conditions precedent);

        (b) a Subsidiary of the Company, the total assets, EBITDA or total revenues of which (unconsolidated where that Subsidiary itself has Subsidiaries) as at the date at which its latest audited financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent. or more of the consolidated total assets, EBITDA or total revenues of the Group (including for these purposes any Excluded Company) (all as calculated by reference to the latest audited consolidated financial statements of the Group);

        (c) a Subsidiary of the Company which is a Holding Company of any Subsidiary in paragraph (b) above; or

        (d) a Subsidiary of the Company to which it has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary.

        For the purposes of this definition:

        (i) if a Subsidiary becomes a Material Subsidiary under paragraph (c) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (b) above, cease to be a Material Subsidiary; and

        (ii) if a Subsidiary is acquired by the Company after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared.

        "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

        The above rules will only apply to the last Month of any period.

        "NON-CONSENTING LENDER" has the meaning given to it in Clause 7.13 (Replacement of a Non-Consenting Lender or Non-Funding Lender).

        "NON-FUNDING LENDER" has the meaning given to it in Clause 7.13 (Replacement of a Non-Consenting Lender or Non-Funding Lender).

        "NON-RECOURSE SUBSIDIARY" means a Subsidiary of the Company which is designated in writing by the Company to the Facility Agent as a Non-Recourse Subsidiary and:

        (a) is a single purpose company whose sole business comprises the ownership, creation, development or exploitation of certain of its assets; and

        (b) the share capital or other ownership interests of which are organised such that liability for all financial and other obligations of that subsidiary are limited to that subsidiary and its assets and without any further recourse (including the absence of financial support, comfort or other assistance obligations), whether as a matter of law, regulation, contract or otherwise, to any other member of the Group other than (i) recourse falling within paragraph
                (q) of the definition of Permitted Security (ii) recourse falling within paragraph (n) of the definition of Permitted Guarantee or any (iii) obligations arising under a commercial contract otherwise permitted by the terms of this Agreement.

        "OBLIGOR" means the Company, the Borrower or a Guarantor.

        "ORIGINAL FACILITY B1 LENDER" means a Lender listed in Part II of
        Schedule 1 (The Original Lenders) as having a Facility B1
        Commitment.

        "ORIGINAL FACILITY B2 LENDER" means a Lender listed in Part II of
        Schedule 1 (The Original Lenders) as having a Facility B2
        Commitment.

        "ORIGINAL FINANCIAL STATEMENTS" means the unaudited consolidated financial statements of the Group for the financial year ended December 2005 filed by Solutia Inc. with the United States Securities and Exchange Commission on a Form 8-K on 19 April 2006, together with such statements for the period January to March 2006 filed by Solutia Inc. with the United States Securities and Exchange Commission on a Form 8-K on 30 May 2006.

        "ORIGINAL OBLIGOR" means the Borrower or an Original Guarantor.

        "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "PARTY" means a party to this Agreement.

        "PERFECTION REQUIREMENTS" means the making of the appropriate registrations, filings or notifications of the Security Documents as specifically contemplated by the Security Principles.

        "PERFECTION REQUIREMENTS LIST" means the list of Perfection Requirements set out in paragraph 2(e) of part 1 of Schedule 2 of this Agreement.

        "PERMITTED ACQUISITION" means:

        (a) the acquisition of, or investment in, any share or interest in any Permitted Non-Recourse Subsidiary;

        (b) the acquisition by a member of the Group of any share or asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal provided that the Security Agent, acting reasonably, is satisfied that the Finance Parties will enjoy the same or equivalent Security following completion of that acquisition;

        (c) an acquisition by way of merger on a solvent basis of any Obligor with any other Obligor provided that the Security Agent, acting reasonably, is satisfied that the Finance parties will enjoy the same or equivalent Security following completion of that acquisition; or

        (d) acquisitions or investments where the consideration (when aggregated with the consideration for each other acquisition or investment not otherwise permitted under paragraph (a) to
                (c) above) does not exceed (euro)5,000,000 in any financial year of the Group.

        "PERMITTED DISPOSAL" means the sale, lease, transfer or other disposal(s) in each case on arms' length terms, and, in the case of paragraphs (n) to (p), provided that the Facility Agent has received in writing a certification of the directors of the disposing company that any apportionment of disposal proceeds has been carried out on a fair value basis:

        (a) by any member of the Group in the ordinary course of business of the disposing entity;

        (b)     as a result of any Permitted Security;

        (c) of assets to a Permitted Non-Recourse Subsidiary at a price not less than full market value;

        (d) of obsolete or redundant vehicles, plant and equipment and which, in the reasonable opinion of the member of the Group making the sale, transfer or disposal, are not required for the efficient operation of its business;

        (e) of assets in exchange for other assets comparable or superior as to type, value and quality;

        (f) of assets by a Obligor to another member of the Group provided that the Secured Parties will enjoy the same or equivalent Security over those assets;

        (g) of assets by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

        (h)     to another member of the Group as part of a Permitted
                Merger;

        (i)     made with the prior written consent of the Majority Lenders;

        (j) of Cash for purposes not otherwise prohibited by this Agreement;

        (k)     pursuant to a Permitted Sale and Leaseback;

        (l) of all or any part of the shares in or assets of CP Films Vertriebs GmbH, provided that the Facility Agent has received in writing a certification of the directors of Solutia Europe S.A./N.V. that all or any part of the shares in or assets of CP Films Vertriebs GmbH have been disposed of at fair market value at the time of conclusion of a legally binding contract in respect of the disposal of CP Films Vertriebs GmbH;

        (m)     of Amcis;

        (n)     of the company referred to in paragraph (a) of Schedule 8
                (Disposals);

        (o)     of the assets referred to in paragraph (b) of Schedule 8
                (Disposals);

        (p) of the assets referred to in paragraph (c) of Schedule 8 (Disposals); or

        (q)     of Cash Equivalent Investments:

                (i)     for Cash; or

                (ii)    in exchange for other Cash Equivalent Investments;

        (r)     pursuant to any Permitted Merger;

        (s) where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and/or consideration (as the case may be) receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (r) above, does not exceed (euro)15,000,000 (or its equivalent in another currency or currencies).

        "PERMITTED FINANCIAL INDEBTEDNESS" means:

        (a)     any Financial Indebtedness arising under any Finance
                Document;

        (b) any Financial Indebtedness arising under a Permitted Loan or a Permitted Guarantee;

        (c) any Financial Indebtedness arising under a Permitted Hedging Transaction;

        (d) any Financial Indebtedness incurred by a Permitted Non-Recourse Subsidiary; and

        (e) any Financial Indebtedness under finance or capital leases of vehicles, plant, equipment or computers, where the aggregate capital value of all the items so leased by members of the Group does not exceed (euro)2,500,000 or its equivalent at any time;

        (f) any Financial Indebtedness expressly permitted by the Majority Lenders;

        (g) any Financial Indebtedness arising under a Permitted Sale and Leaseback;

        (h) any Financial Indebtedness arising from factoring receivables on a recourse basis the aggregate amount of which does not exceed (euro)5,000,000 or its equivalent at any time;

        (i) any Financial Indebtedness arising under the Permitted Revolving Credit Facility;

        (j) any Financial Indebtedness under the intra-group loans set out in Schedule 7 of the Due Diligence Report on the terms as at the date of this Agreement or any refinancing of those loans where the principal amount of such loans cannot be increased and the terms of such loans cannot be on terms more onerous than the existing loans;

        (k) any Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided that such Financial Indebtedness is discharged within 3 Business Days of occurrence; or

        (l) any Financial Indebtedness not falling within paragraphs (a) to (k) above where the aggregate outstanding principal amount of which across the Group does not at any time exceed
                (euro)5,000,000 (or its equivalent in another currency or currencies).

        "PERMITTED GUARANTEE" means:

        (a)     any guarantee arising under the Finance Documents;

        (b) any guarantee issued by an Obligor in respect of the Financial Indebtedness of another Obligor;

        (c) any guarantee issued by a member of the Group which is not an Obligor in respect of the Financial Indebtedness of another member of the Group which is not an Obligor;

        (d) any guarantee issued by a member of the Group which is not an Obligor in respect of the Financial Indebtedness of an Obligor;

        (e) any guarantee issued by a member of the Group in respect of the liabilities or obligations of a Permitted Non-Recourse Subsidiary;

        (f) any guarantee issued by a member of the Group on arm's length terms (including any counter-indemnity obligation) and in the ordinary course of its trading, not in respect of Financial Indebtedness;

        (g) any customary indemnity in relation to a Permitted Hedging Transaction;

        (h) in respect of a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances for members of the Group, provided that the arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and the arrangement does not give rise to Security or Quasi Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors; or

        (i) guarantees by Obligors in respect of Permitted Financial Indebtedness of other Obligors;

        (j) the endorsement of negotiable instruments in the ordinary course of trade;

        (k) the (euro)590,904 guarantee issued by the Company in favour of OVAM and any amendment or increase to the amount guaranteed as required by Belgian law;

        (l) any guarantee issued by an Obligor in relation to the Financial Indebtedness of a member of the Group which is not an Obligor provided that the aggregate principal amount guaranteed at any time does not, when aggregated with:

                (i) the amount of any loans outstanding at that time which are permitted under paragraph (g) of the definition of Permitted Loans; and

                (ii) the amount of any shares issued at that time which are permitted under paragraph (b) of the definition of Permitted Share Transaction, (when aggregated with all amounts previously paid in respect of any such share issues), exceed (euro)5,000,000 (or its equivalent in another currency or currencies);

        (m) any guarantee not falling within paragraphs (a) to (l) above where that guarantee is an existing guarantee as set out in Part B of Schedule 7 of the Due Diligence Report on the terms as at the date of this Agreement or the replacement or amendment of such guarantee where (A) the principal amount of such guarantees (as amended or replaced) cannot be increased and (B) the terms of such guarantees cannot be on more onerous terms than the existing guarantees;

        (n) any guarantee not falling within paragraphs (a) to (m) above where the aggregate liability (whether actual or contingent) of members of the Group under all such guarantees does not, when aggregated with the aggregate principal amount of any loans outstanding at that time which are permitted under paragraph (j) of the definition of Permitted Loan, at any time exceed (euro)5,000,000 (or its equivalent in another currency or currencies); or

        (o) any guarantee given in respect of the obligations of a Non-Recourse Subsidiary given by its direct Holding Company provided that the recourse of the beneficiary in respect of that guarantee (by contract, law or otherwise) is limited to the shares in that Non-Recourse Subsidiary.

        "PERMITTED HEDGING TRANSACTION" means:

        (a) any derivative transaction required by the Hedging Letter and documented by a Hedging Document and any replacement or extension (on similar terms and up to the maximum amount of the Financial Indebtedness under the Finance Documents);

        (b) any unsecured derivative transaction to hedge actual or projected interest or forward exposures arising in the ordinary course of business of a member of the Group and not for speculative purposes; or

        (c) existing unsecured currency hedging on the terms as at, and entered into prior to, the date hereof.

        "PERMITTED LOAN" means:

        (a) any trade credit extended by any member of the Group to its customers in the ordinary course of its trading activities requiring payment within 150 days;

        (b)     a loan to a Restricted Person provided that:

                (i)     at the time such loan is made the aggregate of:

                        (A) the principal available amount of the Permitted Revolving Credit Facility (if any) at the date it was made available; and

                        (B) the daily average Cash on the Company's balance sheet over the past 30 days prior to the date of making such loan,

                is equal to or greater than (euro)25,000,000;

                (ii) the principal amount of all such loans does not exceed, when aggregated with all aggregate dividends referred to in paragraph (b)(i) of the definition of Permitted Payment an amount equal to the aggregate of (A) the principal available amount of the Permitted Revolving Credit Facility (if any) at the date it was made available, (B) (euro)10,000,000 (or its equivalent in another currency or currencies) and (C) Retained Cash (to the extent it has not been applied or committed to be applied in accordance with this Agreement for another purpose) provided that:

                (iii)   any loan funded to the extent set out in paragraph
                        (b)(ii)(B) above is made to a Restricted Person to which the circumstances contemplated in Clauses 22.6 (Insolvency) - 22.8 (Creditors' process) do not apply.

        (c)     a loan made by an Obligor to another Obligor;

        (d) a loan made by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

        (e) a loan made by a member of the Group which is not an Obligor to an Obligor;

        (f)     a loan made to a Permitted Non-Recourse Subsidiary;

        (g) a loan made by an Obligor to another member of the Group which is not an Obligor provided that the aggregate principal amount of all such loans outstanding at any time does not, when aggregated with:

                (i) the amount of any guarantees outstanding at that time which are permitted under paragraph (i) of the definition of Permitted Guarantees; and

                (ii) the amount of any shares issued at that time which are permitted under paragraph (b) of the definition of Permitted Share Transaction (when aggregated with all amounts previously paid in respect of any such share issues), exceed (euro)5,000,000 (or its equivalent in another currency or currencies; or

        (h) any loan as set out in Part A of Schedule 7 of the Due Diligence Report in the form as at the date of this Agreement and any amendment or refinancing of such loan, provided that the principal amount of such loan is not increased and any amendment to the terms of the loan is no less favourable to the creditor.

        (i) a loan from a member of the Group to its employees provided that the aggregate amount of loans to directors or employees of members of the Group does not exceed (euro)10,000 at any time;

        (j) any loan not falling within paragraphs (a) to (i) above the aggregate principal amount of which at any time does not, when aggregated with the aggregate principal amount of the Financial Indebtedness under any such loans and the aggregate liability (whether actual or contingent) of any guarantees at that time which are permitted under paragraph
                (m)(ii) of the

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

                definition of Permitted Guarantee, exceed (euro)5,000,000 (or its equivalent in another currency or currencies).

        "PERMITTED MERGER" means:

        (a) an acquisition by way of merger provided that the acquisition is a Permitted Acquisition; or

        (b) an amalgamation, demerger, merger, consolidation or corporate reconstruction on a solvent basis of a member of the Group (not involving the Company or the Borrower) where all of the business and assets of that member remain within the Group and, if that member of the Group was an Obligor immediately prior to that amalgamation, demerger, merger, consolidation or corporate reconstruction, all of the business and assets of that member are retained by one or more other Obligors, and:

                (A) at that time no Event of Default has occurred and is continuing or will arise as a result of such amalgamation, demerger, merger, consolidation or corporate reconstruction;

                (B) the surviving entity of that amalgamation, demerger, merger, consolidation or corporate reconstruction is liable for the obligations of the member of the Group is has merged with;

                (C) the surviving entity of that amalgamation, demerger, merger, consolidation or corporate reconstruction is incorporated in the same jurisdiction as that member of the Group; and

                (D) the Facility Agent and the Security Agent are given 30 Business Days' notice by the Company of that proposed amalgamation, demerger, merger, consolidation or corporate reconstruction and the Security Agent, acting reasonably, is satisfied that the Finance Parties will enjoy the same or equivalent Security over the same assets and over that member of the Group and the shares in it (or the shares of the surviving entity).

        (c) Any other amalgamation, demerger, merger, consolidation or corporate reconstruction approved by the Majority Lenders.

        "PERMITTED NON-RECOURSE SUBSIDIARY" means a Non-Recourse Subsidiary:

        (a) which is incorporated or established after the date of this Agreement;

        (b) where no Default is continuing on the date of the acquisition of, or investment in, or transfer or loan to, or guarantee, Security or Quasi Security for the obligations of, the Non-Recourse Subsidiary or would occur as a result of the acquisition of or investment in, or transfer or loan to, or guarantee, Security or Quasi Security for the obligations of, a Non-Recourse Subsidiary; and

        (c) the amount invested in or paid to acquire any share or interest in, or value of assets transferred to, or lent to or the actual or contingent liability under any guarantee, Security or Quasi Security, does not exceed in aggregate
                (euro)2,500,000 (or its equivalent in another currency or currencies).

        "PERMITTED PAYMENT" means:

        (a) approximately $9,000,000 (or its equivalent in another currency or currencies) payment of an intercompany receivable by the Company to Solutia Inc. immediately after the Closing Date; or

        (b)     any dividend:

                (i) by the Company to its shareholders as at the date of this Agreement in an amount not exceeding, when aggregated with any loans referred to in paragraph
                        (b) of the definition of Permitted Loan, the maximum amount set out in that paragraph and subject to the conditions set out in paragraph (b)(i) and (iii) of the definition of Permitted Loan;

                (ii) to Solutia Inc. in its capacity as a minority shareholder in certain Subsidiaries of the Company to permit conformity with Belgian law in an amount not exceeding, when aggregated with all other such dividends, (euro)500,000 (or its equivalent in another currency or currencies) in any financial year of the Company;

        (c) any payment, investment, dividend or distribution of any kind expressly permitted by the Majority Lenders;

        (d) any payment in the ordinary course of trading in relation to licence fees for the use of Intellectual Property.

        "PERMITTED REVOLVING CREDIT FACILITY" means a revolving credit facility to be made available to the Borrower under the Finance Documents which satisfies all of the following terms and has been approved by the DIP Lenders or any other creditors in respect of Financial Indebtedness of any Restricted Person (to the extent required by the terms of any financing in relation thereto):

        (a) it is provided to the Obligors by a Finance Party or a bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of BBB or higher by Standard & Poor's or Fitch or Baa or higher by Moody's or a comparable rating from an internationally recognised credit rating agency (the "RCF LENDER");

        (b) the aggregate principal amount of the commitments of that facility do not at any time exceed (euro)20,000,000, although the facility may be drawn in other currencies as agreed between the Company and the RCF Lender;

        (c) the termination date of the facility is no earlier than the Termination Date;

        (d)     the margin is no greater than 2.25 per cent. per annum;

        (e) the commitment fees shall not exceed an annual rate equal to 50 per cent. of the margin of the facility;

        (f) the facility ranks pari passu as to payments and security with the Facility;

        (g) the facility must be paid down to zero (net of any Cash and Cash Equivalent Investments held by a member of the Group) for a period of 5 Business Days once in each financial year of the Company; and

        (h) the facility is documented within this Agreement in accordance with usual market practice.

        "PERMITTED SALE AND LEASEBACK" means the sale and leaseback of the real estate assets at Rue Laid Burniat 3, 1348, Ottignies, Louvain-la-Neuve, Belgium.

        "PERMITTED SECURITY" means:

        (a) any Security or Quasi Security created pursuant to any Finance Document;

        (b) any netting or set-off arrangement entered into under a Permitted Hedging Transaction where the obligations of the parties are calculated by reference to net exposure under that Permitted Hedging Transaction;

        (c) any Security or Quasi Security over or affecting any asset acquired by a member of the Group after the date of this Agreement, if:

                (i) the Security or Quasi Security was not created in contemplation of the acquisition of that asset by a member of the Group;

                (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

                (iii) the Security or Quasi Security is removed or discharged within six Months of the date of acquisition of such asset;

        (d) any netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group, provided that the arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and the arrangement does not give rise to other Security or Quasi Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

        (e) any Quasi Security arising as a result of a sale, transfer or other disposal which is a Permitted Disposal;

        (f) any lien (or in relation to standard terms and conditions of any bank in Belgium or Germany, pledge) arising by operation of law or any lien or retention of title arrangement arising by a contract having an equivalent effect (including those arising under the standard terms and conditions of any bank with which any member of the Group is permitted to have accounts under this Agreement) and in the ordinary course of business and not as a result of any default or omission by any member of the Group unless being contested in good faith and adequate reserves have been set aside for payment thereof in accordance with GAAP;

        (g) any Security or Quasi Security entered into in connection with the Euro Notes provided such Security or Quasi Security is removed or discharged on the Closing Date;

        (h)     any Security or Quasi Security:

                (i) created after the commencement of legal proceedings with a view to preserving the status quo between the litigants pending the outcome of those proceedings, provided that such Security or Quasi Security does not secure Financial Indebtedness exceeding in aggregate (euro)1,000,000 (or its equivalent in another currency or currencies) at any time and is released forthwith upon final determination of such litigation; or

                (ii) arising pursuant to an order of attachment, distraint, garnishee or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings being contested by the relevant member of the Group in good faith, provided that, in the case of both sub-paragraphs (i)(i) and (i)(ii), such Security or Quasi Security shall be created or arise solely pursuant to a legal obligation or requirement;

(i) any Security or Quasi Security created with the prior written consent of the Majority Lenders;

(j) any Security or Quasi Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit or other similar instrument issued for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by any member of the Group in the ordinary course of trading or business;

(k) any Security or Quasi Security securing the permitted refinancing of any Financial Indebtedness allowed to be secured in accordance with paragraphs (a) and (c) above where the principal amount secured has not been increased above the then outstanding amount of Financial Indebtedness refinanced;

(l) any lien (including for the avoidance of doubt, any legal mortgage ("wettelijke hypotheek")) for taxes, assessments and governmental charges with respect of which adequate reserves have been set aside for the payment thereof in accordance with GAAP and with respect to which (i) such lien for taxes is not more than 30 days overdue, or
        (ii) if such lien is more than 30 days overdue, it is being contested in good faith and adequate reserves have been set aside for the payment thereof in accordance with GAAP;

(m) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not
        (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any member of the Group in the ordinary course of business;

(n) any Security or Quasi Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(o) any Quasi Security arising as a result of any factoring of receivables permitted under paragraph (h) of the definition of Permitted Financial Indebtedness;

(p) any Security or Quasi Security created or subsisting to secure any obligations incurred in order to comply with the requirements of
        Section 8a of the German Partial Retirement Act
        (Altersteilzeitgesetz) and/or Section 7d of the German
        Sozialgesetzbuch IV;

(q)     any Security created over the shares in a Non-Recourse Subsidiary;
        and

(r) any Security or Quasi Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi Security given by any member of the Group other than any permitted under paragraphs (a) to (q) above) does not at any time exceed
        (euro)1,500,000 (or its equivalent in another currency or currencies).

        "PERMITTED SHARE TRANSACTION" means:

(a) the reduction by the Company or any of its Subsidiaries of its share capital by way of incorporating previous losses or any capital increase by the Company or any of its subsidiaries by way of an incorporation of reserves with or without the issuance of new shares provided that in each case (i) there is no impact on cash available to such person as a result thereof, (ii) such reduction does not have a prejudicial effect on the Security granted pursuant to the Security Documents, (iii) prior written notice is given to the Facility Agent; and (ii) there is no resulting or outstanding Event of Default; or

(b) the issue of ordinary and fully paid up shares, provided (in the case of a Subsidiary of the Company) those shares are:

        (i) the subject of Security in favour of the Secured Parties on terms pursuant to the Security Documents; and

        (ii) where such shares are issued by a member of the Group which is not an Obligor to an Obligor, the aggregate principal amount paid in respect of such shares, does not when aggregated with:

                (A) all amounts previously paid in respect of any such share issues; and

                (B) the amount of any loans outstanding at that time which are permitted under paragraph (g) of the definition of Permitted Loans; and

                (C) the amount of any guarantees outstanding at that time which are permitted under paragraph (i) of the definition of Permitted Guarantees exceed (euro)2,500,000 (or its equivalent in another currency or currencies);

        (c) any issue of Shares authorised by the Majority Lenders in writing.

        "PHARMA BUSINESS" means Solutia, Inc.'s pharmaceutical services business, owned and operated primarily by Amcis, which provides leading pharmaceutical companies with pharmaceutical development expertise, including process research and manufacturing services, which allows pharmaceutical companies to bridge the gap from discovery of new drugs to the manufacturing of those drugs.

        "PREPAYMENT ACCOUNT" means the interest bearing account of the Borrower with Citibank N.A. with account number 11648306.

        "PREPAYMENT DATE" has the meaning given to it in Clause 7.9 (Prepayment Account).

        "QUALIFYING LENDER" has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

        "QUASI SECURITY" means a transaction under which any member of the Group will:

        (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

        (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

        (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

        (d) enter into any other preferential arrangement having a similar effect,

        in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

        "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined two TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "RECEIPT DATE" has the meaning given to it in Clause 7.9 (Prepayment Account).

        "REFERENCE BANKS" means the principal office of Citibank, N.A., or such other banks as may be appointed by the Facility Agent in consultation with the Company.

        "REINVESTMENT PREPAYMENT DATE" has the meaning given to it in Clause
        7.8 (Holding Account).

        "REINVESTMENT RECEIPT DATE" has the meaning given to it in Clause
        7.8 (Holding Account).

        "RELATED FUND" means, in relation to a trust, fund or other entity, another trust, fund or other entity which is:

        (a) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; and

        (b) has the same fund manager or asset manager or is owned by the same person as the first trust, fund or other entity.

        "RELEVANT INTERBANK MARKET" means the European interbank market.

        "RELEVANT JURISDICTION" means, in relation to an Obligor:

        (a)     its jurisdiction of incorporation; and

        (b) the jurisdiction whose laws govern any of the Security Documents entered into by it.

        "RELEVANT PERIOD" has the meaning given to it in Clause 20.4 (Definitions).

        "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 18.1 (Status), Clause 18.2 (Binding obligations), Clause 18.4 (Power and authority) to Clause 18.6 (Governing law and enforcement), Clause 18.12 (Financial statements) to Clause 18.18 (Group structure), Clause 18.20 (Shares) and Clause 18.21(a) and (b) (Intellectual property).

        "REPORTS" means the documents listed in paragraph 5 of Part 1 of
        Schedule 2 (Conditions Precedent).

        "RESERVATIONS" means any general principles of law limiting the obligations of any Obligor which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors).

        "RESTRICTED PERSON" means Solutia Inc. and any Subsidiary of Solutia Inc. which is not a member of the Group.

        "RETAINED CASH" means any Excess Cash Flow that the Company is not required to prepay under Clause 7.7 (Mandatory Prepayment - Excess Cash Flow) in relation to any financial year of the Company until it has been applied or committed to be applied in any of the way contemplated in paragraphs (a) to (f) below:

        (a)     in satisfaction of the purchase price of a Permitted
                Acquisition;

        (b) in payment of Capital Expenditure under Clause 20.2 (Capital Expenditure);

        (c)     in or towards a Permitted Payment;

        (d)     in or towards a Permitted Non-Recourse Subsidiary;

        (e) in making a loan falling within paragraph (b) of the definition of Permitted Loan; or

        (f) any other payment permitted to be made under this Agreement from Retained Cash;

        "SALE" has the meaning given to it in Clause 7.2 (Sale).

        "SCREEN RATE" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

        "SECURED DOCUMENTS" means the Finance Documents and the Hedging
        Documents.

        "SECURED PARTY" means a Finance Party or a Hedging Bank.

        "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other security interest.

        "SECURITY DOCUMENTS" means:

        (a) the documents listed in paragraph 2 of Part I and paragraph 13 of Part II of Schedule 2 (Conditions precedent); and

        (b) any other security document that may at any time be given as security for any of the Liabilities pursuant to or in connection with any Secured Document.

        "SECURITY PRINCIPLES" means the principles in the Agreed Form set out in Schedule 9 (Security Principles).

        "SECURITY PROPERTY" has the meaning given to it in the Intercreditor Agreement.

        "SELECTION NOTICE" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods) in relation to a Facility.

        "SOLUTIA INC." means Solutia Inc. incorporated in Delaware with Federal Employer ID Number 43-1891797 and whose registered office is at 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, MO 63166-7670, USA as such company exists at the date of this Agreement.

        "SPECIFIED TIME" means a time determined in accordance with Schedule 9 (Timetables).

        "SUBSIDIARY" means in relation to any company, corporation or other legal entity, (a "HOLDING COMPANY"), a company, corporation or other legal entity:

        (a) which is controlled, directly or indirectly, by the holding company;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

        (c) which is a subsidiary of another Subsidiary of the holding company,

        and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body. For the avoidance of doubt Flexsys does not fall within this definition.

        "SYNDICATION" means general syndication of the Facilities.

        "SYNDICATION DATE" means the earlier of:

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

        (a) the date 3 months after the later of the date of the Facility Agreement and the date of commencement of syndication which will be commenced as soon as possible and no later than the Closing Date; and

        (b) the date (as determined by the Arranger and notified to the Company) on which Syndication has been completed and the additional syndicate members have become bound by this Agreement.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

        "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "TAXES ACT" means the Income and Corporation Taxes Act 1988.

        "TAX PAYMENT" has the meaning given to it in Clause 12.1
        (Definitions).

        "TAX STATUS CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 Part II (Form of Tax Status Certificate).

        "TERMINATION DATE" means the date which is 5 years after the Closing
        Date.

        "TOTAL COMMITMENTS" means the aggregate of the Total Facility B1 Commitments and the Total Facility B2 Commitments, being
        (euro)200,000,000 at the date of this Agreement.

        "TOTAL FACILITY B1 COMMITMENTS" means the aggregate of the Facility B1 Commitments, being (euro)160,000,000 at the date of this Agreement.

        "TOTAL FACILITY B2 COMMITMENTS" means the aggregate of the Facility B2 Commitments, being (euro)40,000,000 at the date of this Agreement.

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 Part I (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.

        "TRANSFER DATE" means, in relation to a transfer, the later of:

        (a)     the proposed Transfer Date specified in the Transfer
                Certificate; and

        (b) the date on which the Facility Agent executes the Transfer Certificate.

        "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "UTILISATION" means a Loan.

        "UTILISATION DATE" means the date on which a Utilisation is, or is to be, made.

        "UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2     CONSTRUCTION

(a) Unless a contrary indication appears, any reference in this Agreement to:

        (i) the "FACILITY AGENT", the "ARRANGER", any "FINANCE PARTY", the "HEDGING BANK", any "LENDER", any "OBLIGOR", any "PARTY" or the "SECURITY AGENT" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

        (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

        (iii) "DOLLARS" means the lawful currency for the time being of the United States of America.

        (iv) "GUARANTEE" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

        (v) a "SECURED DOCUMENT" or any other agreement or instrument is a reference to that Secured Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerous) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Secured Document or other agreement or instrument;

        (vi) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        (vii) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

        (viii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having force of law, one that is customarily complied with in the relevant jurisdiction of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (ix) "SHARES" or "SHARE CAPITAL" includes equivalent ownership interests (and "SHAREHOLDER" and similar expressions shall be construed accordingly);

        (x) a provision of law is a reference to that provision as amended or re-enacted; and

        (xi)    a time of day is a reference to London time.

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

(b) Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default or an Event of Default is "CONTINUING" if it has not been remedied or waived.

1.3     THIRD PARTY RIGHTS

        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4     INTERCREDITOR AGREEMENT

        This Agreement is subject to the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

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

                                  SECTION 2

                               THE FACILITIES

2.      THE FACILITIES

2.1     THE FACILITIES

        Subject to the terms of this Agreement:

        (a) the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Facility B1 Commitments; and

        (b) the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Facility B2 Commitments.

2.2     FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3     OBLIGORS' AGENT

(a) Each Obligor (other than the Company) irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

        (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices, consents and instructions (including Utilisation Requests), to agree, accept and execute on its behalf all documents in connection with the Finance Documents (including amendments and variations of and consents under any Finance Document) and to execute any new Finance Document and to take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

        (ii) each Finance Party and each Hedging Bank to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company.

(b)     Each Obligor (other than the Company) confirms that:

        (i) it will be bound by any action taken by the Company under or in connection with the Finance Document; and

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        (ii)    each Finance Party and each Hedging Bank may rely on any
                action purported to be taken by the Company on behalf of that Obligor.

2.4     ACTS OF THE COMPANY

(a) The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

        (i) any actual or purported irregularity in any act done, or failure to act, by the Company;

        (ii) the Company acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

        (iii) any actual or purported failure by, or inability of, the Company to inform any Obligor of receipt by it of any notification under the Finance Documents.

(b) In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.      PURPOSE

3.1     PURPOSE

(a) All amounts borrowed under the Facilities shall be applied (directly or indirectly) towards refinancing the Euro Notes together with any related costs and fees, in each case in accordance with the Funds Flow Memorandum (and the Borrower irrevocably authorises and directs the Facility Agent to make the payments to the relevant recipients on its behalf as described in the Funds Flow Memorandum).

(b) No amount borrowed under the Facilities shall be applied in any manner that may be illegal or contravene any applicable law or regulation in any jurisdiction concerning financial assistance by a company for the acquisition of or subscription for shares or concerning the protection of shareholders' capital.

3.2     MONITORING

        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     INITIAL CONDITIONS PRECEDENT

        The obligations of each Finance Party to the Borrower under the Finance Documents are subject to the condition precedent that the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in the Agreed Form no later than midday one Business Day prior to the first proposed Utilisation Date. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2     FURTHER CONDITIONS PRECEDENT

        The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

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        (a)     no Default is continuing or would result from the proposed
                Loan; and

        (b) the representations and warranties set out in Clause 18 (Representations) which are made or deemed to be made in accordance with Clause 18.27 (Times when representations made) are true.

4.3     MAXIMUM NUMBER OF UTILISATIONS

        The Borrower may not deliver a Utilisation Request if as a result of the proposed Loan more than 1 Facility B1 Loan and 1 Facility B2 Loan would be outstanding.


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                                  SECTION 3

                                 UTILISATION

5.      UTILISATION

5.1     DELIVERY OF A UTILISATION REQUEST

        The Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

        (i)     it specifies that it is for a Loan;

        (ii)    it identifies the Facility to be utilised;

        (iii) the proposed Utilisation Date is a Business Day within the Availability Period;

        (iv) the currency and amount of the Loan comply with Clause 5.3 (Currency and amount);

        (v) the proposed Interest Period complies with Clause 9 (Interest Periods); and

        (vi) it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London) to which the proceeds of the Loan are to be credited.

(b)     Only one Loan may be requested in each Utilisation Request.

5.3     CURRENCY AND AMOUNT

(a)     The currency specified in a Utilisation Request must be euro.

5.4     LENDERS' PARTICIPATION

(a) If the conditions set out in this Agreement have been met, each Lender participating in a Facility shall make its participation in each Loan under that Facility available by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.


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                                  SECTION 4

                   REPAYMENT, PREPAYMENT AND CANCELLATION

6.      REPAYMENT

(a)     The Borrower shall repay each Loan on the Termination Date.

(b)     The Borrower may not reborrow any part of the Facility which is repaid.

7.      PREPAYMENT AND CANCELLATION

7.1     ILLEGALITY

        If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

        (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

        (b) upon the Facility Agent notifying the Borrower the Commitment of that Lender will be immediately cancelled; and

        (c) the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Utilisation occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2     SALE

        (a) In this Clause 7.2 "SALE" means a disposal of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions).

        (b)     If a Sale occurs:

                (i) the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

                (ii)    a Lender shall not be obliged to fund a Loan; and

                (iii) the Facilities shall immediately be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable.

7.3     MANDATORY CANCELLATION

        Any Commitment which is not utilised on the earlier of:

        (i)     the final day of the Availability Period;

        (ii)    the close of business on the date of the first Utilisation;

        will be immediately and automatically cancelled.

7.4     VOLUNTARY CANCELLATION

(a) The Borrower may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a


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        minimum amount of (pound)5,000,000) of an Available Facility. Any cancellation under this Clause 7.4 shall reduce the Commitment of each Lender rateably under that Facility.

7.5     MANDATORY PREPAYMENT - NET SALE PROCEEDS

(a)     In this Clause 7.5:

        "NET SALE PROCEEDS" means the cash or cash equivalent proceeds (including but not limited to, when received, the cash or cash equivalent proceeds of any deferred consideration, whether by way of adjustment to the purchase price or otherwise and any amount received in consideration of the assumption of any debt) received by a member of the Group in connection with the sale, transfer or other disposal by any member of the Group of an asset after deducting:

        (i) fees, transaction costs and any reserves and other sums in each case required to be set aside under the contractual terms of the applicable sale and purchase agreement by way of escrow or segregation or otherwise for the sole purpose to cover the warranty claims properly incurred in connection with that sale, transfer or disposal (provided that to the extent such reserves and other sums are no longer required to be set aside, such amounts shall at such time be designated Net Sales Proceeds); and

        (ii) taxes paid or reasonably estimated by the Borrower to be payable (as certified by the Borrower to the Facility Agent) as a result of that sale, transfer or disposal.

        In the event of any sale, transfer or other disposal by any member of the Group of an asset where such asset is not wholly owned, legally and beneficially, by such member of the Group, the apportionment of Net Sale Proceeds between the legal and beneficial owners of such asset shall be determined by the permanent representative of the statutory manager of the Borrower on a fair value basis and the Borrower shall provide a certificate signed by such permanent representative of the statutory manager to the Facility Agent confirming its determination of such apportionment.

        "IMMEDIATE PREPAYMENT PROCEEDS" means Net Sale Proceeds which relate to disposals referred to in paragraphs (l), (m), (n), (o) and (p) of the definition of Permitted Disposal to the extent not excluded by virtue of paragraph (c) of Clause 7.5 (Mandatory Prepayment - Net Sale Proceeds).

        "PERMITTED DISPOSAL PROCEEDS" means any Net Sale Proceeds which relate to the disposals referred to in paragraphs (a), (b), (e),
        (f), (g), (h), (j), (q) and (r) of the definition of Permitted
        Disposals.

        "RELEVANT PROCEEDS" means Net Sale Proceeds other than Immediate Prepayment Proceeds and Permitted Disposal Proceeds.

(b) The Company shall ensure that any Net Sale Proceeds are paid into the Prepayment Account for application in accordance with Clause 7.9 (Prepayment Account) and Clause 7.10 (Application of Proceeds).

(c)     Paragraph (b) above does not apply to any:

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        (i)     Net Sale Proceeds to the extent that, in the case of any Net
                Sale Proceeds which relate to the disposals referred to in paragraphs (m) of the definition of "Permitted Disposal", the amount by which such Net Sale Proceeds exceed
                (euro)40,000,000;

        (ii)    Permitted Disposal Proceeds;

        (iii) Net Sale Proceeds to the extent such Net Sale Proceeds are received by a member of the Group in connection with the sale, transfer or other disposal by any member of the Group of an asset in the ordinary course of business (including, without limitation, a disposal under paragraph (a) of the definition of Permitted Disposal);

        (iv) Net Sale Proceeds in an amount equal to 50 per cent. of the Net Sale Proceeds of the disposal referred to in paragraph
                (n) of the definition of "Permitted Disposal";

        (v) Net Sale Proceeds in an amount equal to 50 per cent. of the Net Sale Proceeds of the disposals referred to in paragraphs
                (o) and (p) of the definition of "Permitted Disposal"; and

        (vi) Relevant Proceeds to the extent such Relevant Proceeds are paid into the Holding Account and have within six months of receipt been contractually committed to be applied and have within eighteen months of receipt have been applied towards the purchase of other similar assets for use in the Group's business and no part of those Relevant Proceeds is withdrawn from the Holding Account except for that purpose within that eighteen month period.

7.6     MANDATORY PREPAYMENT - INSURANCE PROCEEDS

(a)     In this Clause 7.6:

        "INSURANCE PROCEEDS" means any proceeds (other than in relation to third party liabilities that are actually applied to meet such liabilities or in relation to consequential loss policies that are actually applied to cover operating losses, loss of profits or business interruption) exceeding (euro)3,000,000 (or its equivalent in another currency or currencies) received by any member of the Group under or pursuant to any insurance policy (or equivalent) after the date of this Agreement.

(b) The Company shall ensure that any Insurance Proceeds are paid into the Prepayment Account for application in accordance with Clause 7.9 (Prepayment Account) and Clause 7.10 (Application of Proceeds).

(c) Paragraph (b) above does not apply to any Insurance Proceeds to the extent that such Insurance Proceeds are paid into the Holding Account and have within six Months of receipt been contractually committed to be applied and have within eighteen Months of receipt been applied to replace, repair or reinstate the asset(s) to which those Insurance Proceeds relate and no part of those Insurance Proceeds is withdrawn from the Holding Account except for that purpose within that eighteen Month period.

7.7     MANDATORY PREPAYMENT - EXCESS CASH FLOW

(a) Within five Business Days of delivery to the Facility Agent of the Company's audited consolidated financial statements for any financial year, commencing with such financial statements for the financial year ending on 31 December 2006, the Company shall ensure that an amount equal to 50


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

         per cent. of the Excess Cash Flow for that financial year (or, in the case of the financial year ending on 31 December 2006, an amount equal to 50 per cent. of the Excess Cash Flow multiplied by the fraction equal to the number of days for the period from the date of this Agreement to 31 December 2006 (inclusive) divided by 365) is paid into the Prepayment Account.

(b) All amounts paid into the Prepayment Account under paragraph (a) above will be applied in prepayment of the Loans as described in Clause 7.9 (Prepayment Account) and Clause 7.10 (Application of Proceeds), as if those amounts were "Proceeds" and the date of payment into the Prepayment Account were the "Receipt Date".

7.8     HOLDING ACCOUNT

(a) In this Clause 7.8, Clause 7.9 (Prepayment Account) and Clause 7.10 (Application of Proceeds):

        "PROCEEDS" means, Insurance Proceeds, Net Sale Proceeds (other than Immediate Prepayment Proceeds) and amounts paid into the Prepayment Account under Clause 7.7 (Mandatory Prepayment - Excess Cash Flow).

(b) The Company shall ensure that any Insurance Proceeds which are to be applied to replace, repair or reinstate asset(s) in accordance with paragraph (c) of Clause 7.6 (Mandatory prepayment - Insurance Proceeds) (or an equal amount), are paid directly into (or as soon as practicable after receipt are transferred into) the Holding Account.

(c) The Company shall ensure that any Relevant Proceeds which are to be applied towards the purchase of other similar assets for use in the Group's business in accordance with paragraph (c)(vi) of Clause 7.5 (Mandatory Prepayment - Net Sale Proceeds) (or an equal amount), are paid directly into (or as soon as practicable after receipt are transferred into) the Holding Account.

(d) Within five Business Days after the date (the "REINVESTMENT RECEIPT DATE") on which any such Proceeds have been received by any member of the Group (or have become Proceeds), the Borrower shall notify the Facility Agent of the Reinvestment Receipt Date and the amount in euro of those Proceeds.

(e) No amount may be withdrawn or transferred from the Holding Account except:

        (i) to purchase other similar assets for use in the Group's business under paragraph (c)(iv) of Clause 7.5 (Mandatory Prepayment Net Sale Proceeds);

        (ii) to replace, repair or reinstate assets under paragraph (c) of Clause 7.6 (Mandatory prepayment-Insurance Proceeds);

        (iii) to make the prepayments required Clause 7.10 (Application of Proceeds); or

        (iv)    with the prior consent of the Majority Lenders,

        provided that, upon an Event of Default, all amounts standing to the credit of the Holding Account shall be transferred to the Prepayment Account.

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(f)     To the extent that any amount in respect of any Proceeds falling within sub-paragraph of paragraph (d) above is not withdrawn from the Holding Account in accordance with paragraph (c(vi) of Clause
        7.5 (Mandatory Prepayment - Net Sale Proceeds) and paragraph (c) of Clause 7.6 (Mandatory prepayment - Insurance Proceeds) and under sub-paragraph (i) above, the Borrower shall notify the Facility Agent of the proposed date of prepayment of those Proceeds (the "REINVESTMENT PREPAYMENT DATE") which must be at least five Business Days after the date of that notice.

(g) The Borrower irrevocably authorises the Facility Agent to withdraw any amounts credited to the Holding Account which have not been withdrawn from the Holding Account under sub-paragraphs (i) and (ii) of paragraph (e) above and apply such amounts against cancellations and prepayments which are due under this Agreement in accordance with Clause 7.10 (Application of Proceeds).

(h) Interest which has accrued on the Holding Account may be withdrawn by the Borrower in accordance with the mandate relating to the Holding Account, provided that no such withdrawal may be made while an Event of Default is outstanding in respect of which notice has been served on the Borrower by the Facility Agent.

7.9     PREPAYMENT ACCOUNT

(a) The Borrower shall ensure that all Proceeds (or an equal amount) including, for the avoidance of doubt Immediate Prepayment Proceeds (other than, subject to Clause 7.8(e), any proceeds paid into the Holding Account) are paid directly into (or as soon as practicable after receipt are transferred into) the Prepayment Account.

(b) Within five Business Days after the date (the "RECEIPT DATE") on which any such Proceeds have been received by any member of the Group (or have become Proceeds), the Company shall notify the Facility Agent of the Receipt Date, the amount in euro of those Proceeds and the proposed date of prepayment of those Proceeds (the "PREPAYMENT DATE") (which must be at least five Business Days after the date of that notice or as otherwise agreed between the Borrower and the Facility Agent only in respect of such Proceeds which relate to the disposals referred to in paragraph (m) of the definition of Permitted Disposal).

(c)     No amount may be withdrawn or transferred from the Prepayment
        Account except:

        (i) to make the prepayments required under Clause 7.10 (Application of Proceeds); or

        (ii)    with the prior consent of the Majority Lenders.

(d) The Borrower irrevocably authorises the Facility Agent to withdraw amounts credited to the Prepayment Account and apply such amounts against cancellations and prepayments which are due under this Agreement in accordance with Clause 7.10 (Application of Proceeds).

(e) Interest which has accrued on the Prepayment Account may be withdrawn by the Borrower in accordance with the mandate relating to the Prepayment Account, provided that no such withdrawal may be made while an Event of Default is outstanding in respect of which notice has been served on the Borrower by the Facility Agent.

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

7.10    APPLICATION OF PROCEEDS

(a) Any Proceeds in respect of which the Borrower has delivered a notice under paragraph (e) of Clause 7.8 (Holding Account) or paragraph (b) of Clause 7.9 (Prepayment Account) shall be applied in the following order, in each case until the relevant Loans or other liabilities have been satisfied in full:

        (i) in the case of any Net Sale Proceeds which relate to any disposal referred to in paragraph (m) of the definition of "Permitted Disposal", in prepayment of the outstanding Facility B2 Loan only; and

        (ii)    in the case of any other Proceeds:

                (A) subject to paragraph (B) below, FIRST in prepayment of amounts outstanding under Facility B1 and SECOND in prepayment of amounts outstanding under Facility B2; or

                (B) from the earlier of the date of any disposal referred to in paragraphs (m) and (n) of the definition of "Permitted Disposal" and the date which is 65 days after the Closing Date, in prepayment pro rata of amounts outstanding under Facility B1 and Facility B2.

(b)     Any Proceeds to be applied in prepayment of any Loan under paragraph
        (a) above shall be applied on the earlier of the Reinvestment Prepayment Date or, as the case may be, the Prepayment Date and the last day of the Interest Period relating to that Loan.

7.11    VOLUNTARY PREPAYMENT OF LOANS

(a) The Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan but if in part by an aggregate amount that reduces the relevant Loan by a minimum amount of (euro)5,000,000.

(b) Any Loan may only be voluntarily prepaid after 31 August 2006 (or, if earlier, the day on which the Available Facility for the relevant Facility is zero).

7.12    RIGHT OF REPLACEMENT OF A SINGLE LENDER

        If:

        (a) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

        (b) any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

        (c) an Obligor is, or will be, required to pay to a Lender any amount under Schedule 4 (Mandatory Cost Formulae),

        the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues (and by not less than 15 Business Days' prior written notice):

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        (i)     arrange for the transfer of the whole (but not part only) of that Lender's Commitment and participations in the Loans to a new or existing Lender or financial institution which is not a Restricted Person, a member of the Group or an Affiliate of either of the foregoing willing to accept that transfer and acceptable to the Borrower; or

        (ii) with the prior consent of the Majority Lenders, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations granted by that Lender, whereupon the Commitment of that Lender shall immediately be reduced to zero.

                 On the last day of each Interest Period which ends after the Borrower has given notice under this paragraph (ii) (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Utilisation.

7.13    REPLACEMENT OF A NON-CONSENTING LENDER OR NON-FUNDING LENDER

(a)     In this Clause 7.13 and in Clause 7.14 (Replacement of a Lender):

        (i) "NON-CONSENTING LENDER" means any Lender which does not agree to a consent, waiver or amendment directly or by virtue of Clause 34.2(d) (Exceptions) if:

                (A) the Borrower or the Facility Agent has requested a consent under or waiver or amendment of any provision of any Finance Document;

                (B) that consent, waiver or amendment requires the agreement of all the Lenders; and

                (C)     a Lender or Lenders:

                        1. whose share in the outstanding Loans and whose undrawn Commitments then aggregate 80 per cent. or more of the aggregate of all the outstanding Loans and undrawn
                                Commitments of all the Lenders;

                        2. if there is no Loan then outstanding, whose undrawn Commitments then aggregate 80 per cent. or more of the Total Commitments; or

                        3. if there is a Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 80 per cent. or more of the Total Commitments immediately before the reduction.

        (ii)    "NON-FUNDING LENDER" means:

                (A) any Lender which has failed to make or participate in any Utilisation as required by this Agreement and the Facility Agent has determined that the Lender is not likely to advance that amount; or

                (B) any Lender which has given notice to the Borrower or the Facility Agent that it does not intend to make or participate in any Utilisation as required by this Agreement or has repudiated its obligation to do so.

(b)     If:

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        (i)     any Lender becomes a Non-Consenting Lender; or

        (ii)    any Lender becomes a Non-Funding Lender,

        the Borrower may, if it gives the Facility Agent and that Lender not less than 15 Business Days' prior notice, arrange for the transfer of the whole (but not part only) of that Lender's Commitment and participations in the Loans to a new or existing Lender or financial institution which is not a Restricted Person, a member of the Group or an Affiliate of either of the foregoing willing to accept that transfer and acceptable to the Borrower.

7.14    REPLACEMENT OF A LENDER

(a) The replacement of a Lender pursuant to Clause 7.12 (Right of replacement of a single Lender) or Clause 7.13 (Replacement of a Non-Consenting Lender or Non-Funding Lender) shall be subject to the following conditions:

        (i) no Finance Party shall have any obligation to find a replacement Lender;

        (ii) any replacement of a Non-Consenting Lender must take place no later than 60 days after the earlier of (A) the date the Non-Consenting Lender notified the Facility Agent of its refusal to agree to the relevant consent, waiver or amendment and (B) the deadline (being not less than 15 Business Days after the Lender received the request for the relevant consent, waiver or amendment) by which the Non-Consenting Lender failed to reply to that request;

        (iii) any Lender replaced pursuant to Clause 7.12 (Right of replacement of a single Lender) or Clause 7.13 (Replacement of a Non-Consenting Lender or Non-Funding Lender) shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that Lender under any Finance Document; and

        (iv) any replacement pursuant to Clause 7.12 (Right of replacement of a single Lender) or Clause 7.13 (Replacement of a Non-Consenting Lender or Non-Funding Lender) of a Lender which is the Facility Agent shall not affect its role as the Facility Agent.

(b) The Borrower's right to replace a Non-Funding Lender is in addition to all other rights and remedies available to the Borrower against the Non-Funding Lender.

7.15    RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) The Borrower may not reborrow any part of a Facility which is prepaid.

(d) The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

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(e)     Unless a contrary indication appears in this Agreement, no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.


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                                  SECTION 5

                            COSTS OF UTILISATION

8.      INTEREST

8.1     CALCULATION OF INTEREST

        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)     Margin;

        (b)     EURIBOR; and

        (c)     Mandatory Cost, if any.

8.2     PAYMENT OF INTEREST

        The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3     DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of one per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably) of up to three Months. Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

        (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

        (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of one per cent. and the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4     NOTIFICATION OF RATES OF INTEREST

        The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

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

8.5     ADJUSTMENT OF MARGIN

        This Clause 8.5 sets out the mechanics of adjustment of the Margin, each provision of this Clause 8.5 operating cumulatively.

(a) Subject to this Clause 8.5, in respect of each Interest Period commencing on or after the date which is 6 Months from the Closing Date the Margin applicable to each Utilisation shall be the rate per annum specified in the definition of Margin set out in Clause 1.1 (Definitions) adjusted, by reference to the ratio of Net Borrowings to EBITDA as shown in the then most recent Compliance Certificate (and the financial statements with which it is required by this Agreement to be delivered) received by the Facility Agent, to equal the rate per annum specified opposite the relevant range set out in the following table in which the ratio of Net Borrowings to EBITDA falls:

       ----------------------------------------------------------------------
                    RATIO                             MARGIN (% P.A.)
       ----------------------------------------------------------------------
       Higher than 2:5                                     2.75
       ----------------------------------------------------------------------
       Equal to or lower than                              2.50
       2:5 but higher than
       2.0:1
       ----------------------------------------------------------------------
       Equal to or lower than 2.0:1                        2.25
       ----------------------------------------------------------------------


(b) Any adjustment to the Margin under paragraph (a) above shall take effect on the date (the "Margin Adjustment Date") falling five Business Days after receipt by the Facility Agent of a Compliance Certificate (and the financial statements with which it is required by this Agreement to be delivered) in accordance with Clause 19.4 (Compliance Certificate).

(c) Until such a resolution as referred to in paragraph (d)(i) below is actually passed, if at any time, the Collateral Agent for the DIP Lenders declares by notice to the Administrative Borrower (as defined in the DIP Financing) all or any portion of the Loans (as defined in the DIP Financing) to be due and payable pursuant to section 10.01(i) of the DIP Financing, the Margin shall be the sum of one per cent. per annum and the Margin which would otherwise have been applicable in accordance with this Clause 8.5.

(d) If at any time it is no longer necessary to obtain a court approval to pass a shareholder resolution of the Company by virtue of Bankruptcy Emergence:

        (i) the Company shall procure that such a shareholder resolution of the Company is promptly passed which shall approve the adjustment to the Margin applicable on a Change of Control as set out in paragraph (ii) below; and

        (ii) following such resolution being passed, if a Change of Control occurs the Margin shall be the sum of one per cent. and the Margin which would otherwise have been applicable in accordance with this Clause 8.5.

        In this paragraph (d):

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

        (i)     a "CHANGE OF CONTROL" will occur if:

                (A) any person or group of persons acting in concert acquires:

                        (A) more than 50 per cent. of the issued share capital of Solutia Inc.;

                        (B) issued share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of Solutia Inc.; or

                        (C) the right to determine the composition of the majority of the board of directors or equivalent body of Solutia Inc.,

                        but excluding any such acquisition made pursuant to the terms of the plan of reorganization of Solutia Inc.; or

                (B) Solutia Inc. ceases to own, directly or indirectly, 100% of the issued share capital of the Company, or ceases to have the right to determine the composition of the majority of the board of directors or equivalent body of the Company.

        (ii) "ACTING IN CONCERT" has the meaning given to it in the City Code on Takeovers and Mergers.

(e) If any Security is created over the share capital of the Company (except for Security over such share capital as set out under paragraph 2.2(a)(v) of the Due Diligence Report as in existence at the date of this Agreement) the Margin shall be the sum of one per cent. per annum and the Margin which would otherwise have been applicable in accordance with this Clause 8.5

(f)     If the Margin for a Loan is reduced for any period under this Clause
        8.5 but the annual audited financial statements of the Group (and the Compliance Certificate with which they are required by this Agreement to be delivered) subsequently received by the Facility Agent do not confirm the basis for that reduction, that reduction shall be reversed with retrospective effect. In the event the Margin for that Loan shall be the rate per annum specified opposite the relevant range set out in the table above and the revised ratio of Net Borrowings to EBITDA calculated using the figures in that Compliance Certificate. The Company shall promptly pay to the Facility Agent any amount necessary to put the Facility Agent and Lenders in the position they would have been in had the appropriate rate of the Margin applied during that period.

(g) While an Event of Default is continuing, the Margin applicable to each Utilisation shall, subject to paragraphs (c) to (e) above, revert to the rate specified in the definition of Margin in Clause
        1.1 (Definitions).

9.      INTEREST PERIODS

9.1     SELECTION OF INTEREST PERIODS

(a) The Borrower (or the Company on behalf of the Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower (or the Company on behalf of the Borrower) to which that Loan was made not later than the Specified Time.

(c) If the Borrower (or the Company) fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d) Subject to this Clause 9, the Borrower (or the Company) may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders participating in the relevant Loan).

(e) Until the Syndication Date, each Interest Period shall be a maximum duration of one Month or such shorter duration as the Company and the Facility Agent may agree.

(f) An Interest Period for a Loan shall not extend beyond the Termination Date.

(g) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2     NON-BUSINESS DAYS

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.     CHANGES TO THE CALCULATION OF INTEREST

10.1    ABSENCE OF QUOTATIONS

        Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2    MARKET DISRUPTION

(a) The Facility Agent will notify the Company if a Market Disruption Event occurs in relation to a Loan for any Interest Period. After such notification the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

        (i)     the Margin;

        (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

        (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)     In this Agreement "MARKET DISRUPTION EVENT" means:

        (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for the relevant currency and Interest Period; or

        (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR for euro and the relevant Interest Period.

10.3    ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4    BREAK COSTS

(a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.     FEES

11.1    ARRANGEMENT FEE

        The Company or the Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.2    AGENCY FEE

        The Company or the Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.3    SECURITY AGENCY FEE

        The Company or the Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

                                  SECTION 6

                       ADDITIONAL PAYMENT OBLIGATIONS

12.     TAX GROSS-UP AND INDEMNITIES

12.1    DEFINITIONS

(a)     In this Agreement:

        "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

        "QUALIFYING LENDER" means a Lender which is beneficially entitled to interest payments under this Agreement and which is (i) a Belgian legal entity subject to Belgian corporate income tax, (ii) a non-Belgian legal entity or (iii) a non-Belgian entity having a legal form similar to the legal form of a Belgian company.

        "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

        "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

        "TAX PAYMENT" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2    TAX GROSS-UP

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed on a payment of interest on a Loan if:

        (i)

                (A) at any point in time between the date of the Agreement and the date on which the payment falls due or on the date on which the payment falls due such Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date he became a Lender under this Agreement in (or in the interpretation, administration, or application or) any law, or any published practice or concession of any relevant taxing authority; or

                (B) such Lender has not complied with its obligations under paragraph (g) below or its representation (if any) under paragraph (g) below is untrue; or

        (ii) unless Qualifying Lender status of a Lender is not required in order to enable the Borrower to make all payments made by it to the Lenders without a Tax Deduction.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) Each Original Lender shall deliver to the Borrower on or before the Closing Date a Tax Status Certificate duly executed by it with a copy sent to the Facility Agent and represents to the other parties hereto as at the date of the Tax Status Certificate that it is a Qualifying Lender. Each other Lender shall comply with its obligation to deliver a Tax Status Certificate to the extent required under Clause 23.2(f) and where such obligation applies, it represents to the other parties hereto that as at the date of the Tax Status Certificate that it is a Qualifying Lender.

(h) Each Lender shall co-operate directly with the Borrower in completing any procedural formalities or requirements necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction (including delivering additional Tax Status
        Certificates if the Belgian tax authorities inform the Obligor that such additional Tax Status Certificates are required).

12.3    TAX INDEMNITY

(a) The Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)     Paragraph (a) above shall not apply:

        (i)     with respect to any Tax assessed on a Finance Party:

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

                (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

        (ii)    to the extent a loss, liability or cost:

                (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

                (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

(c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Facility Agent.

12.4    TAX CREDIT

        If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

        (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

        the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5    STAMP TAXES

        The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration and other similar Taxes payable in respect of any Finance Document.

12.6    VALUE ADDED TAX

(a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party

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

        under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b) If VAT is chargeable on any supply made by any Finance Party (the "SUPPLIER") to any other Finance Party (the "RECIPIENT") under a Finance Document, and any Party (the "RELEVANT PARTY") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

13.     INCREASED COSTS

13.1    INCREASED COSTS

(a) Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)     In this Agreement "INCREASED COSTS" means:

        (i) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

        (ii)    an additional or increased cost; or

        (iii) a reduction of any amount due and payable under any Finance Document,

        which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

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

13.2    INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3    EXCEPTIONS

(a) Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

        (i) attributable to a Tax Deduction required by law to be made by an Obligor;

        (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

        (iii)   compensated for by the payment of the Mandatory Cost; or

        (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 13.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 12.1 (Definitions).

14.     OTHER INDEMNITIES

14.1    CURRENCY INDEMNITY

(a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

(i)     making or filing a claim or proof against that Obligor; or

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

        that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

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

14.2    OTHER INDEMNITIES

        The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

        (a)     the occurrence of any Event of Default;

        (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

        (c) funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

        (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company or as required by this Agreement.

14.3    INDEMNITY TO THE FACILITY AGENT

        The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

        (a) investigating any event which it reasonably believes is a Default; or

        (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4    THIRD PARTY INDEMNITY

(a) The Company hereby indemnifies and agrees to hold harmless each of the Finance Parties and in each case each of its and their affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, legal expenses and expenses (altogether "LOSSES") that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Finance Documents (or the transactions contemplated thereby) or any use of the proceeds of the Facility whether or not such claim investigation, litigation or proceeding is brought by the Company, any of its shareholders or creditors or Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent that such Losses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, wilful misconduct or breach of the Finance Documents by an Indemnified Party.

(b) The company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it or any of its shareholders or creditors for or in connection with the transactions referred to above, except for direct (as opposed to indirect or consequential)


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

        damages or losses to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, wilful misconduct or breach of the Finance Documents.

15.     MITIGATION BY THE LENDERS

15.1    MITIGATION

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2    LIMITATION OF LIABILITY

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.     COSTS AND EXPENSES

16.1    TRANSACTION EXPENSES

        The Company shall promptly on demand pay the Facility Agent, the Security Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees and subject to any agreed caps) incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

        (a) this Agreement and any other documents referred to in this Agreement; and

        (b)     any other Finance Document (other than a Transfer
                Certificate) executed after the date of this Agreement.

16.2    AMENDMENT COSTS

        If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3    ENFORCEMENT COSTS

        The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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                                  SECTION 7

                           GUARANTEE AND SECURITY

17.     GUARANTEE AND INDEMNITY

17.1    GUARANTEE AND INDEMNITY

        Each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees to each Finance Party and Hedging Bank punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

        (b) undertakes with each Finance Party and Hedging Bank that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Finance Party and Hedging Bank immediately on demand against any cost, loss or liability suffered by that Finance Party or Hedging Bank (i) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; or (ii) by operation of law the amount of the cost, loss or liability shall be equal to the amount which that Finance Party or Hedging Bank would otherwise have been entitled to recover.

17.2    CONTINUING GUARANTEE

        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3    REINSTATEMENT

        If any payment by an Obligor or any discharge given by a Finance Party or Hedging Bank (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party and Hedging Bank (as applicable) shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4    WAIVER OF DEFENCES

        The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Secured Party) including:

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        (a)     any time, waiver or consent granted to, or composition with, any Obligor or other person;

        (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or any other person;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)     any insolvency or similar proceedings.

17.5    IMMEDIATE RECOURSE

        Each Guarantor waives any right it may have of first requiring any Finance Party or Hedging Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6    APPROPRIATIONS

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party and Hedging Bank (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party or Hedging Bank (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17.

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17.7    DEFERRAL OF GUARANTORS' RIGHTS

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent (or, as the case may be, the Security Agent) otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)     to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties or Hedging Banks under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party or Hedging Bank.

17.8    RELEASE OF GUARANTORS' RIGHT OF CONTRIBUTION

        If any Guarantor (a "RETIRING GUARANTOR") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

        (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

        (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9    ADDITIONAL SECURITY

        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party or Hedging Bank.

17.10   LIMITATIONS

        In relation to any Guarantor incorporated or established in Germany the following shall apply:

        (a) The enforcement of the guarantee and indemnity granted under this Clause 17 (the "GUARANTEE") shall be, at the date hereof and at any time thereafter, limited to an amount equal to the net assets of the Guarantor, which are calculated as such Guarantor's total assets (the calculation of which shall take into account the captions reflected in
                Section 266 (2) A, B and C of the German Commercial Code (Handelsgesetzbuch)) less its reserves for own shares (Section 266 (3) A III.2. of the German Commercial Code) less its liabilities (the calculation of which shall take into account the captions reflected in


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                Section 266 (3) B, C, D of the German Commercial Code) less its registered share capital (Stammkapital) (the Net
                Assets).

        (b) For the purposes of calculating Net Assets the balance sheet shall be adjusted in a way that (i) any amounts which the Guarantor has received from any Loan which has been on-lent by the Borrower to the Guarantor and is still outstanding at the time of the enforcement of the Guarantee shall be disregarded or (ii) the amount of any increase of the Guarantor's registered share capital out of retained earnings (Kapitalerhohung aus Gesellschaftsmittein) after the date of the Guarantee that has been effected without the prior written consent of the Facility Agent shall be deducted from the Guarantor's registered share capital.

        (c)     Furthermore, the Guarantor shall, in a situation where

                (i) it does not have sufficient assets to maintain its registered share capital; and

                (ii) the Facility Agent would (but for this Clause) be entitled and is seeking to enforce the security granted under this Guarantee,

                        (A) realise any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is significantly lower than the market value of such assets, provided such asset is not necessary for the Guarantor's business (betriebsnotwendig).

        (d) For the purpose of the calculation of the Net Assets and thus the enforceable amount, the Guarantor will deliver within 30 Business Days after his notification by the Facility Agent of an Event of Default, to the Facility Agent an up to date balance sheet drawn-up by its auditors or any other reputable firm of auditors together with a determination of the Net Assets by the respective auditors. The balance sheet and determination of Net Assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code (Handelsgesetzbuch) and be based on the same principles that were applied when establishing the previous year's balance sheet.

        (e) Should the Guarantor fail to deliver such balance sheet and/or determination of the Net Assets within the 30 Business Day period referred to above or if the Guarantor has generally ceased to make payments or upon filing of an application for insolvency proceedings by the Guarantor, the Facility Agent shall be entitled to enforce the Guarantee, without the enforcement limitations provided for above applying at the time of such enforcement, but is obliged to retransfer proceeds from such enforcement to the extent that the Guarantor demonstrates in reasonable detail that the enforcement of this Guarantee violated the rules on preservation of the stated share capital under SectionSection SS 30,31 GmbH-Act as set out in paragraph
                (a)-(c) above by resulting or enhancing negative assets (Unterblilanz) of the Guarantor.

        (f) This Guarantee shall further not be enforced to the extent that the Guarantor demonstrates in reasonable detail that such enforcement would lead to a breach of the Gebot der Rucksichtnahme auf die Eigenbelange der Gesellschaft (duty of care owing by the relevant shareholders vis-a-vis the respective company) and of the Verbot des existenzvernichtenden Eingriffs (prohibition of

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                insolvency-causing intervention), as developed by the recent jurisdiction (in particular BGH II ZR 178/99 "BREMER
                VULKAN", BGH II ZR 196/00 and BGH II ZR 300/00 "KBV"), of the Federal Supreme Court (Bundesgerichtshof), caused for example, as far as this would be within the scope of the cited court ruling, if the entering into the Guarantee and its enforcement results in the illiquidity (Zahlungsunfahigkeit) of the Guarantor. The Facility Agent shall be obliged to retransfer proceeds from such enforcement to the extent that the Guarantor demonstrates in reasonable detail that the enforcement of the Guarantee violated the rules of the cited Federal Supreme Court rulings. Otherwise, any claim for damages to the Facility Agent (excluding, for the avoidance of doubt, any claim relating to unjust enrichment) by the Guarantor, any shareholders of the Guarantor or its managing directors shall be excluded.

        (g) The guarantee of any Additional Guarantor is subject to any limitations relating to that Additional Guarantor set out in any relevant Accession Letter and in the case of each Additional Guarantor incorporated in Belgium (an "ADDITIONAL BELGIAN GUARANTOR") paragraph (c) will apply.

        (h) With respect to the obligations of any Obligor, the Additional Belgian Guarantor's liability under this Clause 17 (Guarantee and Indemnity) shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

                (i) an amount equal to 90% of such Additional Belgian Guarantor's net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intra-groups debts into account as debts) as shown by its then most recent audited annual financial statements; and

                (ii) the aggregate of (a) the principal amount borrowed by such Additional Belgian Guarantor pursuant to this Agreement and (b) any intra-group loans or facilities made to it by any other member of the Group (whether or not such intra-group loan is retained by the relevant Guarantor for its own purposes or on-lent to another Group company) it being understood that the amount of each loan will only be counted once when calculating the aggregate amount of all loans.


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                                  SECTION 8

             REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.     REPRESENTATIONS

        Each Obligor or (if it so states) the Company makes the representations and warranties set out in this Clause 18 to each Finance Party on the dates set out in Clause 18.27 (Times when representations made) (in the case of any Obligor other than the Company, only in relation to itself and, to the extent expressed to be applicable to them, its Material Subsidiaries and/or other Subsidiaries (if any)).

18.1    STATUS

(a) It is a limited liability company or corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.

18.2    BINDING OBLIGATIONS

        The obligations expressed to be assumed by it in each Finance Document to which it is or will be a party are legal, valid, binding and enforceable, subject to:

        (a)     any applicable Reservations; or

        (b) in the case of any Security Document, any applicable Perfection Requirements.

18.3    NON-CONFLICT WITH OTHER OBLIGATIONS

        The entry into and performance by it of, and the transactions contemplated by, the Finance Document do not conflict with:

        (a)     any material law or regulation applicable to it;

        (b)     its or any of its Subsidiaries' constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets or constitute a default or termination event (however described), in each case to the extent that it would reasonably be expected to have a Material Adverse Effect.

18.4    POWER AND AUTHORITY

        It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by the Finance Documents.

18.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE

        All necessary Authorisations required:

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        (a)     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party and the transactions contemplated by the Finance Documents;

        (b) to make the Finance Documents to which it or any of its Subsidiaries is a party admissible in evidence in its Relevant Jurisdiction, subject to any applicable
                Reservations; and

        (c) to enable it to create the Security purported to be created by it or any of its Subsidiaries pursuant to any Security Document and, subject to any applicable Reservations, to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect, save for complying with any applicable Perfection Requirements.

18.6    GOVERNING LAW AND ENFORCEMENT

        Subject to any applicable Reservations:

        (a) the choice of law specified in each Finance Document as the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdiction; and

        (b) any judgment obtained in England in relation to a Finance Document (or in the jurisdiction of the governing law of that Finance Document) will be recognised and enforced in its Relevant Jurisdiction and, in relation to a Finance Document governed by a law other than English law, in the jurisdiction of the governing law of that Finance Document.

18.7    DEDUCTION OF TAX

        Provided that each Lender is a Qualifying Lender it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.8    NO FILING OR STAMP TAXES

        Under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

        (a) in each case for complying with any applicable Perfection Requirements;

        (b) Belgian stamp duties of EUR 0.15 payable on any loan or credit agreement and any pledge agreement drafted and executed in Belgium, subject to the conditions of the Belgian Stamp Duties Code (Code des droits de timbre/Wetboek Zegelrechten) of 26 June 1947, as amended; and

        (c) notarial fees payable in connection with the notarisation of certain Security Documents governed by German law.

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18.9    NO DEFAULT

(a) No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation or the entry into, performance of, or any transaction contemplated by, any Finance Document.

(b) No other event or circumstance is outstanding which constitutes (or which would, with the lapse of time, the giving of notice, the making of any determination under the relevant document or any combination of the foregoing, constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which would reasonably be expected to have a Material Adverse Effect.

18.10   NO BREACH OF LAW

        It has not (and none of its Subsidiaries has) breached any law or regulation which breach has, or would reasonably be expected to have, a Material Adverse Effect.

18.11   INFORMATION PACKAGE

        In the case of the Company and the Borrower only:

        (i) Any written factual information in the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

        (ii) Any financial projections in the Information Package have been prepared on the basis of recent historical information and on the basis of assumptions believed by the Company to be fair and reasonable at the time of such preparation.

        (iii) Any expressions of opinion or intention provided by or on behalf of any member of the Group in connection with the Information Package, were made after due and careful consideration and based on reasonable grounds.

        (iv) As at the date of this Agreement, nothing has occurred or been omitted from the Information Package and no information has been given or withheld that, if disclosed, would result in:

                (A) any factual information in the Information Package being untrue or misleading in any material respect; or

                (B) any assumption or ground on which any financial projection or expression of opinion or intention in the Information Package is based being unreasonable.

18.12   FINANCIAL STATEMENTS

(a) Its Original Financial Statements were prepared in accordance with the Applicable Accounting Principles except as disclosed in any notes to the Original Financial Statements.

(b) Its Original Financial Statements fairly represent its financial condition and operations as at the end of and for the relevant financial year except as disclosed in any notes to the Original Financial Statements.

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(c)     As at the date of this Agreement, there has been no material adverse change in its assets, business or financial condition (or, in the case of the Company, the assets, business or financial condition of the Group) since 31 March 2006.

(d)     The financial year end of each member of the Group is 31 December.

(e) The Business Plan was prepared in accordance with Applicable Accounting Principles except as otherwise agreed between the Company and the Facility Agent and financial reference periods of the Company consistently applied as at the date of this Agreement.

18.13   PARI PASSU RANKING

        Subject to any applicable Reservations, without limiting Clause
        18.15 (Security) below, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14   NO PROCEEDINGS PENDING OR THREATENED

(a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency including, but not limited to, investigative proceedings (including any arising from or relating to Environmental Law) which could reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened in writing against it or any of its Subsidiaries.

18.15   SECURITY

(a) Subject to any applicable Perfection Requirements and any applicable Reservations, each Security Document creates (or, once entered into, will create) in favour of the Security Agent, the Security which it is expressed to create fully perfected and with the ranking and priority it is expressed to have.

(b) Subject to Clause 21.27 (Amendment to articles of association of CP Films) the constitutional documents of any member of the Group do not and would not restrict or inhibit in any manner any transfer of any shares of any member of the Group which are expressed to be (or are required by this Agreement to be or become) subject to any Security under any Security Document.

18.16   ASSETS

        It and each of its Subsidiaries has good and marketable title to, or valid leases or licences of, or is otherwise entitled to use (in each case, on arm's length terms), all material assets necessary for the conduct of its business as it is being, and is proposed to be, conducted.

18.17   ENVIRONMENTAL LAWS AND LICENCES

        It and each of its Subsidiaries has:

        (a) complied with all Environmental Laws to which it may be subject;

        (b) all Environmental Licences required in connection with its business; and

        (c)     complied with the terms of those Environmental Licences,

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        in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

18.18   GROUP STRUCTURE

(a)     The Group Structure Chart shows:

        (i) each member of the Group and any person in whose shares any member of the Group has an interest (and the percentage of the issued share capital held, and whether legally or beneficially, by that member) as at the date of this Agreement;

        (ii) the jurisdiction of incorporation or establishment of each person shown in it; and

        (iii) the status of each person shown in it which is not a limited liability company or corporation.

(b) Each Obligor other than the Company is directly or indirectly a wholly-owned Subsidiary of the Company.

(c) The Company does not own any of the shares in Flexsys other than 50% of the preference shares nor holds voting rights which would mean Flexsys would fall within the definition of being a subsidiary of the Company.

18.19   NO FINANCIAL INDEBTEDNESS, GUARANTEES OR SECURITY

(a) No member of the Group has any Financial Indebtedness other than Permitted Financial Indebtedness.

(b) No member of the Group has issued any guarantee other than a Permitted Guarantee.

(c) No Security or Quasi Security exists over all or any of its (or any of its Subsidiaries') assets other than Permitted Security.

18.20   SHARES

(a) The shares of any member of the Group which are expressed to be (or are required by this Agreement to be or become) subject to any Security under any Security Document are issued, fully paid, freely transferable other than as provided in the articles of association of the Borrower as delivered pursuant to Clause 4.1 (Initial conditions precedent) and subject to Clause 21.27 (Amendment to articles of association of CP Films) and constitute shares in the capital of limited liability companies, and there are no moneys or liabilities outstanding or payable in respect of any such share.

(b) No person has or is entitled to any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for (other than pursuant to the existing security over the shares in the Company expressly disclosed in paragraphs 2.2(a)(v), 2.2(b)(i) and 2.2(b)(ii) of the Due Diligence Report, purchase or otherwise acquire any share capital of any member of the Group (including any right of pre-emption, conversion or exchange).

(c) Except in connection with any Permitted Share Transaction, there are no agreements in force or corporate resolutions passed which require or are reasonably expected to require the present or


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        future issue or allotment of any share capital of any Obligor
        (including any option or right of pre-emption, conversion or exchange).

(d) The shares of any member of the Group which are expressed to be (or are required by this Agreement to be or become) subject to any Security under any Security Document constitute all the share capital of the relevant member of the Group except for one share in the Borrower which is owned by Solutia, Inc..

18.21   INTELLECTUAL PROPERTY

(a) Each member of the Group owns or has validly licensed to all material Intellectual Property necessary for the conduct of its business as it is being, and is proposed to be, conducted.

(b) Each member of the Group has paid all necessary fees and is in compliance with all material terms of any such licence to the extent necessary to preserve its ability to use and enforce all such Intellectual Property.

(c) No member of the Group has infringed any material Intellectual Property of any third party in any material respect.

(d) To the best of the Company's knowledge and belief, there has been no material infringement or threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licensed to any member of the Group.

18.22   SOLVENCY

        No Event of Default set out in Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings) or Clause 22.8 (Creditors process) has occurred and is continuing.

18.23   TAXES

(a) Each member of the Group has paid all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non payment other than any Taxes:

        (i) being contested by it in good faith and in accordance with the relevant procedures;

        (ii) which have been disclosed to the Arranger and for which adequate reserves are being maintained in accordance with GAAP; and

        (iii) where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security (other than paragraph (l) of the definition of Permitted Security) ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document.

        For the avoidance of doubt, this does not include any payment or penalties incurred prior to the date of this Agreement to the extent those liabilities have been discharged and there is no longer a dispute with the relevant taxation authority.

(b) No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document or Hedging Document.

18.24   PENSIONS

(a) No member of the Group has any material liability in respect of any pension scheme and there are no circumstances which would give rise to such a liability which would reasonably be expected to have a Material Adverse Effect.

(b) No member of the Group is in breach of any applicable material laws relating to and the governing provisions of the pension schemes maintained by or for the benefit of any member of the Group and/or any of its employees which would reasonably be expected to have a Material Adverse Effect.

18.25   INSURANCES

(a) The insurances required by Clause 21.22 (Insurance) are in full force and effect as required by this Agreement.

(b) To the best of the Company's knowledge and belief (following all reasonable enquiries), no event or circumstance has occurred, and there has been no failure to disclose a fact, which would entitle any insurer to reduce or avoid its liability under any such insurance where such event, circumstance or failure would reasonably be expected to have a Material Adverse Effect.

18.26   MASTER OPERATING AGREEMENT

        The Security created pursuant to any Security Document does not violate the terms and conditions of the Master Operating Agreement it being understood that the Belgian floating charge agreement and any floating charge granted upon exercise of the Belgian floating charge mandate shall not include a pledge of the Company's rights under the Master Operating Agreement, to the extent such pledge would violate the Master Operating Agreement.

18.27   TIMES WHEN REPRESENTATIONS MADE

(a) The representations and warranties set out in this Clause 18 (except for Clause 18.11 (Information Package) are:

        (i)     made by each Original Obligor on the date of this Agreement;

        (ii) deemed to be made by each Obligor on the Closing Date by reference to the facts and circumstances then existing (unless otherwise stated).

(b) The representations and warranties set out in Clause 18.11 (Information Package) are deemed to be made by each Obligor:

        (i) with respect to the Information Memorandum, on the date on which the Information Memorandum is approved by the Company and the Syndication Date;

        (ii) with respect to the Reports, on the Closing Date and the Syndication Date;

        (iii) with respect to the Business Plan, the date of this Agreement, the Closing Date and the Syndication Date; and

        (iv) with respect to each Budget (other than the Business Plan), the date on which it is approved by the Company, in each case by reference to the facts and circumstances then existing.

(c)     The Repeating Representations (and, in the case of sub-paragraph
        (ii) below, the representations and warranties set out in Clause
        18.8 (Validity and admissibility in evidence) and Clause 18.7 (No filing or stamp taxes)) are deemed to be made by each Obligor on:

        (i) the date of each Utilisation Request and the first day of each Interest Period; and

        (ii) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor,

        in each case by reference to the facts and circumstances then existing.

19.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1    ANNUAL FINANCIAL STATEMENTS

        The Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event:

        (a) within 120 days after the end of its financial years, its audited consolidated financial statements for that financial year (commencing with the financial year ended 31 December
                2006); and

        (b) within 150 days after the end of each of its financial years, the audited financial statements of each Obligor for that financial year if requested by the Facility Agent (acting on the instructions of any Lender).

19.2    QUARTERLY FINANCIAL STATEMENTS

(a) The Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available its consolidated financial statements:

        (i) within 45 days of the end of the Accounting Quarters ending on or about 31 March, 30 June and 30 September in any financial year; and

        (ii) within 60 days of the end of the Accounting Quarter ending on or about 31 December in any financial year.

(b) Each set of quarterly financial statements delivered pursuant to paragraph (a) above shall include:

        (i) a consolidated cash flow statement and profit and loss account for the relevant Accounting Quarter and for the financial year to date;

        (ii) a consolidated balance sheet as at the end of the relevant Accounting Quarter;

        (iii) a comparison with the corresponding Accounting Quarter, and the year to date performance, in the previous year; and

        (iv) management commentary on the Group's performance during the relevant Accounting Quarter and any material developments or proposals affecting the Group or its business.

19.3    MONTHLY FINANCIAL STATEMENTS

(a) Commencing from and including the third Month after the Closing Date and for so long as and at any time that, the Company delivers a Compliance Certificate in accordance with the terms of this Agreement which shows the ratio of Net Borrowings to EBITDA to be greater than or equal to 2.5:1, the Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 30 days after the end of each Accounting Month its monthly internal management information for that Accounting Month.

(b) Each set of monthly internal management information delivered pursuant to paragraph (a) above shall be in a format agreed with the Facility Agent prior to the Closing Date.

19.4     COMPLIANCE CERTIFICATE

(a) The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause
        19.1 (Annual financial statements) or Clause 19.2 (Quarterly financial statements) a Compliance Certificate which shall:

        (i) set out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) and Clause 21.20 (Security and guarantees) as at, or, as the case may be, in respect of the Relevant Period ending on the date as at which those financial statements were drawn up; and

        (ii) confirm that no Default is continuing (or if a Default is continuing, specify the Default and the steps being taken to remedy it).

(b) If required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Annual financial statements), the Compliance Certificate shall also:

        (i) set out (in reasonable detail) the computation of Excess Cash Flow and Retained Cash (noting to the extent it has been applied or committed to be applied in accordance with this Agreement for a specific purpose) for that financial year;

        (ii) set out (in reasonable detail) computations as to compliance with Clause 20.2 (Capital Expenditure) during that financial year;

        (iii) include a reconciliation of the audited financial statements of the Group for that financial year and the management accounts of the Group as at the end of that financial year; and

        (iv) set out the Material Subsidiaries and (in reasonable detail) computations for the determination of which members of the Group are Material Subsidiaries.

(c) Each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Annual financial statements), shall be reported on by the Company's auditors in the Agreed Form.

19.5    REQUIREMENTS AS TO FINANCIAL STATEMENTS

(a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Annual financial statements), Clause 19.2 (Quarterly financial statements) or Clause 19.3 (Monthly financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Annual financial statements), Clause 19.2 (Quarterly financial statements) or Clause
        19.3 (Monthly financial statements) is prepared deconsolidating Permitted Non-Recourse Subsidiaries.

(c) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Annual financial statements), Clause 19.2 (Quarterly financial statements) or Clause
        19.3 (Monthly financial statements) is prepared using GAAP, accounting practices and financial reference periods in each case consistent with the Applicable Accounting Principles unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods or its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

        (i) a description of any change necessary for the relevant financial statements to reflect the Applicable Accounting Principles; and

        (ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with, to calculate the Excess Cash Flow, to determine any other relevant matter and/or to make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

        Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the Applicable Accounting Principles.

(d) If the Company notifies the Facility Agent of a change in accordance with paragraph (b) of this Clause 19.6 the Company and the Facility Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

19.6    ANNUAL BUDGET

(a) The Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same becomes available, but in any event no later than the start of each of its financial years, a Budget in respect of that next financial year in the Agreed Form.

(b)     Each Budget shall include:

        (i) a projected consolidated cash flow statement and profit and loss account of the Group for that financial year; and;

        (ii)    a management commentary on:

                (A) the proposed activities of the Group during that year (including material Capital Expenditure investments, acquisitions and disposals proposed during that year);

                (B) the principal assumptions underlying the projections in that Budget; and

                (C) any material variations to the Base Case during that year.

(c) The Company shall supply to the Facility Agent in sufficient copies for all the Lenders an updated Budget promptly upon becoming aware of any material change to the projections in the then most recent Budget.

19.7    PRESENTATIONS

(a) If requested by the Facility Agent (acting on the instructions of the Majority Lenders), the directors of the Company shall give a presentation to the Lenders, at such time and place as the Facility Agent may reasonably request, about the business, financial performance and prospects of the Group, and such other matters as any Finance Party (through the Facility Agent) may reasonably request. The Facility Agent (acting on the instructions of the Majority Lenders) may not request more than one presentation in any financial year, unless an Event of Default is continuing.

19.8    INFORMATION: MISCELLANEOUS

        The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

        (a) at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders, in their capacity as shareholders generally (or any class of them) or its creditors generally (or any class of them);

        (b) promptly upon becoming aware of them, the details of any litigation, arbitrations or administrative proceedings which are current, threatened in writing or pending against any member of the Group or any Restricted Person, which could reasonably be expected to be adversely determined and which, if so determined, would reasonably be expected to have a Material Adverse Effect;

        (c) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, pending or threatened, and any claim, notice or other communication received by it in respect of any actual or alleged breach or liability or any notice of acceleration, enforcement or similar steps, which relates to the Security in Belgium granted in respect of the Euro Notes.

        (d) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, pending or threatened in writing, and any claim, notice or other communication in respect of any actual or alleged breach or liability, relating to the DIP Financing (or any replacement to the DIP Financing);

        (e) promptly upon becoming aware of them, the details of any material labour dispute affecting any member of the Group which could reasonably be expected to be adversely determined and which, if so determined, would reasonably be expected to have a Material Adverse Effect;

        (f) promptly upon becoming aware of them, the details of any claim, notice or other written communication received by it in respect of any actual or alleged breach of or liability under Environmental Law, or any event or circumstance which is likely to result in any such claim or notice, which could reasonably be expected to be substantiated and which, if substantiated, would reasonably be expected to have a Material Adverse Effect;

        (g) promptly upon becoming aware of them, any change in the structure of the Group from that set out in the Group Structure Chart which is or would reasonably be expected to be adverse to the interests of the Finance Parties;

        (h) promptly upon becoming aware of them, the details of any claim and/or potential claim for an amount in excess of
                (euro)3,000,000 (or its equivalent in another currency or currencies) in aggregate made by or on behalf of any member of the Group under any insurance policy;

        (i) promptly such further information regarding the financial condition or the business of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

19.9    NOTIFICATION OF EVENT OF DEFAULT

(a) Each Obligor shall notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors on its behalf certifying that no Event of Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it).

19.10   INSPECTION OF BOOKS AND RECORDS

(a) Each Obligor shall (and the Company shall ensure that each member of the Group will):

        (i) keep books and records which accurately reflect in all material respects all of its business, affairs and transactions; and

        (ii) following the occurrence of an Event of Default and upon reasonable notice, permit any Finance Party to visit any of its offices during normal working hours, to inspect any of its books and records and to discuss its financial matters with its officers and auditors. The cost and expense of each such visit shall be borne by the Company.

(b) If requested by the Facility Agent, each Obligor shall authorise and/or (as the case may be) engage its auditors and/or any of the firms which prepared the Reports to discuss any matter with any of the Finance Parties on terms and conditions acceptable to the Facility Agent (acting reasonably).

19.11   AUDITORS

(a) Subject to paragraph (b), the Company shall ensure that the same internationally recognised "big four" firm of accountants is appointed as its auditors and the auditors of each other member of the Group, with the exception of CP Films Vertriebs GmbH which may continue to use its existing firm of accountants as auditors.

(b) No Obligor shall (and the Company shall ensure that no other member of the Group will) change its auditors without the consent of the Majority Lenders.

(c) The Company shall ensure that the financial year end of the Group and each member of the Group is 31 December.

(d) No Obligor shall (and the Company shall ensure that no other member of the Group will) change its financial year end or the end of its Accounting Quarter or Accounting Month without the consent of the Majority Lenders.

19.12   INVESTIGATIONS

(a) The Facility Agent (acting reasonably) may (no more than once in any calendar year or at any time following the occurrence of an Event of Default which is continuing) require the Company to instruct the auditors of the Company (or such other internationally recognised "big four" firm of accountants as the Facility Agent selects) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Group.

        The cost and expense of each such investigation or report shall be borne by the Company.

(b) Each Obligor shall (and the Company shall ensure that each other member of the Group will) co-operate fully with any person carrying out an investigation or preparing a report pursuant to paragraph (a) above.

19.13   USE OF WEBSITES

(a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the "DESIGNATED WEBSITE") if:

        (i) the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

        (ii) both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

        (iii) the information is in a format previously agreed between the Company and the Facility Agent.

        If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b) The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c) The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

        (i) the Designated Website cannot be accessed due to technical failure;

        (ii) the password specifications for the Designated Website change;

        (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

        (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

        (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

        If the Company notifies the Facility Agent under sub-paragraph (i) or sub-paragraph (v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d) Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

19.14   "KNOW YOUR CUSTOMER" CHECKS

(a)     If:

        (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

        (ii) any change in the status of an Obligor after the date of this Agreement; or

        (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

        obliges the Facility Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph
        (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b) Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c) The Company shall, by not less than 10 Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors).

(d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

19.15   NO PERSONAL LIABILITY

        No director, officer or employee of the Company or any other member of the Group shall be personally liable for any statement made by it in any certificate or other document as required to be delivered pursuant to any Finance Party pursuant to the Finance Documents.

20.     FINANCIAL COVENANTS

20.1    FINANCIAL CONDITION

        Commencing in and including the Relevant Period to 31 December 2006, the Company shall ensure that:

        (a) the ratio of EBITDA to Net Interest Expense for each Relevant Period ending on a Relevant Date set out in the table below will not be less than the ratio set out in the relevant column in the table below opposite that Relevant Date;

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

        (b) the ratio of Net Borrowings on each Relevant Date set out in the table below to EBITDA for the Relevant Period ending on that Relevant Date will not exceed the ratio set out in the relevant column in the table below opposite that Relevant Date;

        (c) the ratio of Cash Flow to Debt Service for each Relevant Period ending on a Relevant Date set out in the table below will not be less than 1:1.

              ------------------------------------------------------------------------------------------------
                   RELEVANT DATE             NET BORROWINGS / EBITDA          EBITDA / NET INTEREST EXPENSE
              ------------------------------------------------------------------------------------------------
                 31 December 2006                    3.10 : 1                           3.90 : 1
                   31 March 2007                     3.10 : 1                           3.90 : 1
                   30 June 2007                      3.10 : 1                           3.90 : 1
                 30 September 2007                   3.10 : 1                           3.90 : 1
                 31 December 2007                    2.65 : 1                           3.95 : 1
                   31 March 2008                     2.65 : 1                           3.95 : 1
                   30 June 2008                      2.65 : 1                           3.95 : 1
                 30 September 2008                   2.65 : 1                           3.95 : 1
                 31 December 2008                    2.00 : 1                           4.30 : 1
                   31 March 2009                     2.00 : 1                           4.30 : 1
                   30 June 2009                      2.00 : 1                           4.30 : 1
                 30 September 2009                   2.00 : 1                           4.30 : 1
                 31 December 2009                    2.00 : 1                           4.95 : 1
                   31 March 2010                     2.00 : 1                           4.95 : 1
                   30 June 2010                      2.00 : 1                           4.95 : 1
                 30 September 2010                   2.00 : 1                           4.95 : 1
                 31 December 2010                    2.00 : 1                           5.00 : 1
                   31 March 2011                     2.00 : 1                           5.00 : 1
                   30 June 2011                      2.00 : 1                           5.00 : 1
                 30 September 2011                   2.00 : 1                           5.00 : 1
                 31 December 2011                    2.00 : 1                           5.00 : 1
              ------------------------------------------------------------------------------------------------

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20.2    CAPITAL EXPENDITURE

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) in any financial year of the Company set out in column (1) below incur Capital Expenditure if as a result the aggregate amount of Capital Expenditure of the Group in that financial year would exceed the aggregate of (i) the amount set out in column (2) below opposite that financial year and (ii) any Retained Cash (to the extent it has not already been applied or committed to be applied in accordance with this Agreement for another purpose) for that financial year.

                (1)                            (2)

                FINANCIAL YEAR TO              AMOUNT IN (EURO)

                31 December 2007               13,300,000

                31 December 2008               7,500,000

                31 December 2009               6,000,000

                31 December 2010               24,900,000

                31 December 2011               12,500,000

(b) If the Capital Expenditure incurred in any financial year of the Company set out in column (1) in paragraph (a) above is less than the amount set out in column (2) in paragraph (a) above opposite that financial year, to the extent that the shortfall could have been incurred in that financial year without breaching any term of this Agreement then 50 per cent. of that shortfall may be carried forward to the subsequent financial year of the Company only and added to the maximum Capital Expenditure set out in column (2) in paragraph (a) above for that subsequent financial year.

(c) If any shortfall is carried forward to any subsequent financial year under paragraph (b) above, in that subsequent financial year any Capital Expenditure incurred up to the amount set out in column (2) in paragraph (a) above opposite that financial year shall be treated as incurred before any Capital Expenditure incurred up to the amount of any such shortfall.

(d) If any shortfall carried forward to any subsequent financial year under paragraph (c) above is not spent in that subsequent financial year it shall cease to be available.

20.3    FINANCIAL COVENANT CALCULATIONS

(a) Capital Expenditure, Cash Flow, Debt Service, EBITDA, Interest Expense, Net Borrowings, Net Interest Expense, Total Borrowings and Working Capital shall be calculated and interpreted on a consolidated basis in accordance with the Applicable Accounting Principles and shall be expressed in euro.

(b) Subject to paragraph (c) below, Capital Expenditure, Cash Flow, EBITDA, Interest Expense, Net Interest Expense and Working Capital shall be determined (except as needed to reflect the terms of this Clause 20) from the financial statements of the Group and Compliance Certificates delivered under Clause 19.1 (Annual financial statements), Clause 19.2 (Quarterly financial statements), and Clause 19.4 (Compliance Certificate).

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(c)     In respect of the Relevant Periods ending on each of 31 December
        2006, 31 March 2007 and 30 June 2007, Interest Expense and Net Interest Expense shall each be calculated on a pro forma basis to the extent applicable as if the Facilities had been utilised in full on the date of commencement of each such Relevant Period with the exception that Interest Expense and Net Interest Expense shall not be calculated on a pro forma basis for the purpose of calculating Excess Cash Flow.

(d) For the purpose of this Clause 20, no item shall be included or excluded more than once in any calculation.

(e) If any requirement set out in paragraphs (a) to (c) Clause 20.1 (Financial condition) is not, or may not be, complied with at any time the Company may, no later than the date of delivering to the Facility Agent the Compliance Certificate setting out that non-compliance, procure that Monchem International Inc. or Solutia Investments LLC provides further investment in the shares of the Company, or makes a capital contribution to the Company or makes a shareholder loan to the Company (which shall be subordinated to the Facilities on terms satisfactory to the Facility Agent) which does not exceed on any occasion (euro)10,000,000 (the "CURE AMOUNT"), in an amount sufficient to ensure compliance with the relevant requirement immediately after that investment or capital contribution or shareholder loan and any applicable breach or default of the requirements of paragraphs (a) to (c) of Clause 20.1 (Financial condition) referred to in this paragraph shall be deemed cured for all purposes of the Finance Documents.

        This right may only be exercised once in any period of four consecutive Accounting Quarters and no more than twice in the period from the date of the Facility Agreement to the Termination Date.

        If any such investment or capital contribution or shareholder loan is made in any Relevant Period to ensure compliance with the relevant requirement in the immediately preceding Relevant Period, that investment or capital contribution or shareholder loan shall be deemed to have been made on the last day of that immediately preceding Relevant Period and to be added to EBITDA for that Relevant Period (and all subsequent Relevant Periods) for the purpose of this Clause 20.

20.4    DEFINITIONS

        In this Clause 20:

        "CASH FLOW" means, in relation to any Relevant Period, EBITDA for that Relevant Period adjusted (without double-counting):

        (a) by deducting any increase or adding any decrease in Working Capital during that Relevant Period;

        (b) by deducting amounts paid during the Relevant Period by the Group in respect of Capital Expenditure other than Capital Expenditure to the extent funded from Net Sale Proceeds or Insurance Proceeds, other than the proceeds of any insurance policy in relation to business interruption loss which are added back to the total consolidated operating profit of the Group


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                in accordance with the Applicable Accounting Principles,
                permitted to be applied for that purpose under this Agreement;

        (c) by deducting amounts paid during the Relevant Period by the Group in cash in respect of Tax;

        (d) by excluding any other non-cash items taken into account in calculating EBITDA (other than to the extent already taken into account in movements in Working Capital);

        (e) for the cash effect of extraordinary and exceptional items, to the extent that cash was actually received or expended during the Relevant Period;

        (f) by deducting any fees, expenses or charges paid in cash in relation to any equity offering, investment, acquisition or indebtedness permitted to be incurred under this Agreement (whether or not successful) to the extent not deducted from EBITDA;

        (g) by deducting the aggregate amount of any payments made as permitted under paragraph (c) of the definition of Permitted Non-Recourse Subsidiary or paragraph (f) of the definition of Permitted Loan;

        (h) by adding the aggregate amount received during the Relevant Period by the Group in cash in respect of any rebate of Tax;

        (i) by deducting the cost of acquisition of any shares or businesses to the extent not included in EBITDA;

        (j) by adding the net proceeds of any sale, lease, transfer or other disposal of assets received during that Relevant Period (other than any such proceeds received in relation to a sale, lease, transfer or other disposal permitted under paragraph (a) of the definition of Permitted Disposal) after deducting the amount of any such proceeds required to be applied in prepayment under Clause 7.5 (Mandatory prepayment
                - Net Sale Proceeds);

        (k) by adding the amount of any dividends or other profit distributions (net of Tax) received by any member of the Group from any person which is not a member of the Group during that Relevant Period;

        (l) by deducting the amount of any dividends or other profit distributions paid in cash by the Company during that Relevant Period;

        (m) by deducting the amount of any prepayment premium arising under the Euro Notes incurred as a result of early redemption;

        (n) to the extent not taken into account in any other paragraph in this definition, by adding all cash credits and release provisions, and deducting all cash debits and other cash charges and provisions not included in establishing EBITDA for such period; and

        (o) to the extent not taken into account in any other paragraph in this definition, by deducting all non-cash credits and release of provisions and adding all non-cash debits and other non-cash charges and provisions included in establishing EBITDA for such period.

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        "DEBT SERVICE" means, in relation to any Relevant Period, the aggregate of:

        (a)     Net Interest Expense for that Relevant Period; and

        (b) scheduled repayments, and any other scheduled payments in the nature of principal, payable by the Group in that Relevant Period in respect of Financial Indebtedness:

                (i) including all capital payments falling due in relation to any lease that would be treated as a capital lease under the Applicable Accounting Principles; and

                (ii) excluding any amounts falling due under the Permitted Revolving Credit Facility which were available for simultaneous redrawing and any Financial Indebtedness between any members of the Group, in each case adjusted to reflect the assumption or repayment of debt relating to any member of the Group or business or assets acquired or sold during the Relevant Period.

        "EBITDA" means, in relation to any Relevant Period, the total consolidated operating profit of the Group on continuing operations for that Relevant Period:

        (a) including the net pre-taxation profits of a member of the Group or business or assets acquired during that Relevant Period for the part of that Relevant period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

        (b) excluding the net pre-taxation profits attributable to any member of the Group or to any business or assets sold during that Relevant Period.

        but:

        (i)     before taking into account:

                (A)     Net Interest Expense;

                (B)     Tax;

                (C) Non-operational profits (or losses) and profits (or losses) attributable to minority interests in any member of the Group;

                (D) any share of the profit of any associated company or undertaking, except for dividends or other profit distributions (net of Tax) received in cash by any member of the Group;

                (E)     all extraordinary and exceptional items;

                (F) exchange rate gains (or losses) arising due to the re-translation of balance sheet items and mark-to-market adjustments on currency swaps; and

                (G)     excluding non-operating gains or losses;

        (ii) after excluding (to the extent included) any gains or losses on the disposal or revaluation of assets (other than in the ordinary course of trading);

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        (iii)   after adding any business interruption loss incurred which is covered by insurance and which is not added back to the total consolidated operating profit of the Group in accordance with the Applicable Accounting Principles; and

        (iv) after adding back all amounts provided for depreciation and amortisation (including acquisition goodwill) and any Cure Amount provided that the right to provide any such Cure Amount may only be exercised once in any period of four consecutive Accounting Quarters and no more than twice in the period from the date of the Facility Agreement to the Termination Date.

        "INTEREST EXPENSE" means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid or payable) accrued by the Group in that Relevant Period in respect of Total Borrowings including:

        (a)     the interest element of leasing and hire purchase payments;

        (b) commitment fees, regular periodic finance charges, arrangement fees and guarantee fees; and

        (c)     prepayment fees,

                with each of (a), (b) and (c) above adjusted by:

                (i) adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements;

                (ii) excluding any arrangement fees in respect of the Facility; and

                (iii)   excluding non-operational items.

        "NET BORROWINGS" means, as at any particular time, Total Borrowings less Cash and Cash Equivalent Investments at that time.

        "NET INTEREST EXPENSE" means, in relation to any Relevant Period, Interest Expense for that Relevant Period less interest income of the Group in respect of that Relevant Period to the extent received by an Obligor in cash in each case adjusted to reflect the assumption or repayment of debt relating to any member of the Group or business or assets acquired or sold during the Relevant Period.

        "RELEVANT DATE" means the last date of each Accounting Quarter.

        "RELEVANT PERIOD" means each period of four consecutive Accounting Quarters ending on a Relevant Date.

        "TOTAL BORROWINGS" means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group excluding paragraph
        (g) of the definition of Financial Indebtedness.

                                    -80-

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        For this purpose, any amount outstanding or repayable in a currency other than euro shall on that day be taken into account in its euro equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the Applicable Accounting Principles.

        "WORKING CAPITAL" means, at any time, the current assets of the Group being realisable within one year (other than Cash and Cash Equivalent Investments) less current liabilities due within one year (other than Financial Indebtedness).

21.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

        AUTHORISATIONS AND COMPLIANCE WITH LAWS

21.1    AUTHORISATIONS

(a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Facility Agent of) any necessary Authorisation required under any applicable law or regulation of its Relevant Jurisdiction to:

        (i)     enable it to perform its obligations under the Finance
                Documents;

        (ii) subject to the Reservations and any Perfection Requirements, ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdiction of any Finance Documents; and

        (iii) enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation would reasonably be expected to have a Material Adverse Effect.

(b) The Company shall ensure that the Perfection Requirements are complied with promptly and in any event before the final date on which it is necessary to carry out any such Perfection Requirement in order to achieve the relevant perfection, protection or priority of any Security Document.

21.2    COMPLIANCE WITH LAWS

        Each Obligor shall (and the Company shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

21.3    ENVIRONMENTAL LAWS AND LICENCES

(a) Each Obligor shall (and the Company shall ensure that each other member of the Group will):

        (i) comply with all Environmental Laws to which it may be subject;

        (ii) obtain all Environmental Licences required in connection with its business; and

        (iii)   comply with the terms of those Environmental Licences,

                                    -81-

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        in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

21.4    TAXES

(a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) pay all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non payment.

(b)     Paragraph (a) above does not apply to any Taxes:

        (i) being contested by the relevant member of the Group in good faith and in accordance with the relevant procedures;

        (ii) which have been disclosed in its financial statements and for which adequate reserves are being maintained in accordance with GAAP; and

        (iii) where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security (other than paragraph (l) of the definition of Permitted Security) ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document.

(c)     No member of the Group may change its residence for Tax purposes.

        RESTRICTIONS ON BUSINESS FOCUS

21.5    MERGER

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, sale or contribution of all assets and liabilities of a company ("universalite/algemeenheid") or of a branch of activities, consolidation or corporate reconstruction.

(b) Paragraph (a) above does not apply to any amalgamation, demerger, merger, sale or contribution of all assets and liabilities of a company ("universalite/algemeenheid") or of a branch of activities, consolidation or corporate reconstruction which is a Permitted Merger.

21.6    CHANGE OF BUSINESS

        The Company shall ensure that no substantial change is made to the general nature of the business of the Company or the Group or the Obligors taken as a whole from that carried on at the date of this Agreement.

21.7    JOINT VENTURES

(a) Without the prior consent of the Majority Banks no Obligor shall (and the Company shall ensure that no member of the Group will):

        (i) invest in or acquire (or agree to invest in or acquire) any share in, or any security issued by, any Joint Venture or any interest therein; or

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        (ii)    transfer any assets or lend to or give a guarantee, or
                Security or Quasi Security (other than Permitted Security), for the obligations of a Joint Venture (or agree to do any of the foregoing).

(b) Paragraph (a) above does not apply to any investment in, or transfer or loan to, or guarantee for the obligations of the company referred to in paragraph (a) of Schedule 8 (Disposals) other than prior to the date hereof.

21.8    ACQUISITIONS AND INVESTMENTS

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will):

        (i) invest in or acquire any share in, or any security issued by, any person, or any interest therein or in the capital of any person, or make any capital contribution to any person (or agree to do any of the foregoing); or

        (ii) invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person (or agree to do any of the foregoing).

(b) Paragraph (a) above does not apply to any acquisition or investment which is a Permitted Acquisition.

21.9    NON-RECOURSE SUBSIDIARIES

(a) No Obligors shall (and the Company shall ensure that no member of the Group will ) without the consent of the Majority Lenders:

        (i) invest in or acquire (or agree to invest in or acquire) any share in, or any security issued by, any Non-Recourse Subsidiary or any interest therein; or

        (ii) transfer any assets or lend to or give a guarantee, or Security or Quasi Security, other than for the obligations of a Non-Recourse Subsidiary (or agree to do any of the foregoing.

(b) Paragraph (a) above does not apply to any acquisition of or investment in, or transfer or loan to, or guarantee, Security or Quasi Security other than for the obligations of, a Permitted Non-Recourse Subsidiary.

        RESTRICTIONS ON DEALING WITH ASSETS AND SECURITY

21.10   ASSETS

        Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain to a standard of repair consistent with that maintained by companies carrying on businesses similar to that carried on by the Group (ordinary wear and tear excepted) all its physical assets necessary for the conduct of its business as conducted from time to time except where failure to so maintain could not reasonably be expected to have a Material Adverse Effect.

21.11   PARI PASSU

        Each Obligor shall ensure that its obligations under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and

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        unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.12   NEGATIVE PLEDGE

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security or Quasi Security over any of its assets.

(b) Paragraph (a) above does not apply to any Security or Quasi Security which is Permitted Security.

21.13   DISPOSALS

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

21.14   ARM'S LENGTH TERMS

        No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any material contract or arrangement with or for the benefit of any Restricted Person (including any disposal to that person) other than:

        (a) in the case of a transaction other than in the ordinary course of business, for full market value and on arm's length terms; or

        (b) in the case of a transaction in the ordinary course of business, on arm's length terms to the extent consistent with previous practice.

21.15   LOANS OR CREDIT

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)     Paragraph (a) above does not apply to a Permitted Loan.

21.16   GUARANTEES

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) issue or allow to remain outstanding any guarantee in respect of any liability or obligation of any person.

(b)     Paragraph (a) above does not apply to a Permitted Guarantee.

21.17   RESTRICTED PAYMENTS

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will):

        (i) pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease, any Financial Indebtedness owing to any Restricted Person; or

        (ii) make any investment in, or pay any fee or make any advance or other kind of payment to any Restricted Person other than in the ordinary course of business, on arm's length terms and at full market value.

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(b)     The Company shall not:

        (i) declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any of its shares; and

        (ii) reduce, return, purchase, repay, cancel or redeem any of its shares.

(c) Paragraphs (a) and (b) above do not apply to a payment which is a Permitted Payment.

        MOVEMENT OF CASH - CASH IN

21.18   FINANCIAL INDEBTEDNESS

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) incur (or agree to incur) or allow to remain outstanding any Financial Indebtedness.

(b) Paragraph (a) above does not apply to Financial Indebtedness that is Permitted Financial Indebtedness.

21.19   ISSUE OF SHARES

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will):

        (i)     issue any share to any person; or

        (ii) grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of any member of the Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of any member of the Group.

(b)     Paragraph (a) above does not apply to a Permitted Share Transaction.

        MISCELLANEOUS

21.20   SECURITY AND GUARANTEES

(a)     The Company shall:

        (i)     promptly notify the Facility Agent if:

                (A)     any new member of the Group is incorporated;

                (B)     any member of the Group becomes a Material
                        Subsidiary; or

                (C) any business or asset that is material in the context of the business of the member of the Group that acquires that business or asset is acquired; and

        (ii) at any time within 30 days of request by the Facility Agent, ensure, subject to the Security Principles, that the relevant member of the Group will:

                (A)     become an Additional Guarantor; and

                (B) provide Security in form and substance satisfactory to the Security Agent, in favour of the Secured Parties to secure all of the obligations of the Obligors under the Secured Documents.

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(b)     The Company shall ensure that members of the Group shall at all times grant security in accordance with the Security Principles.

(c) The Company shall ensure that all perfection requirements set out in the Perfection Requirements List are satisfied within the time period set out in that list to the extent these are required to be satisfied by such specified time following the Closing Date.

(d) Each Obligor shall (and the Company shall ensure that each other member of the Group will), at its own expense, promptly take all such action as the Facility Agent or the Security Agent may require acting in accordance with the Security Principles:

        (i) for the purpose of perfecting or protecting any of the Secured Parties' rights under, and preserving the Security intended to be created or evidenced by, any of the Finance Documents; and

        (ii) for the purpose of facilitating the realisation of any of that Security,

        including the execution of any transfer, conveyance, assignment or assurance of any asset and the giving of any notice, order or direction and the making of any registration which the Facility Agent or the Security Agent may reasonably require.

(e) No Obligor shall (and the Company shall ensure that no other member of the Group will) do, or consent to the doing of, anything which might prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents.

(f)     The Company shall ensure that at all times after the date of this
        Agreement:

        (i) the aggregate of the unconsolidated total assets (excluding any intragroup loans) of the Guarantors (without double counting and excluding any interests in any Subsidiaries which are Guarantors) exceeds 80 per cent. of the consolidated total assets of the Group; and

        (ii) the aggregate of the unconsolidated revenues and EBITDA of the Guarantors (without double counting and excluding any dividends or other distributions from Subsidiaries which are Guarantors) exceeds 80 per cent. of the consolidated revenues and EBITDA of the Group, in each case calculated by reference to the then most recent unconsolidated financial statements of each Guarantor and the then most recent consolidated financial statements of the Group.

21.21   INTERCOMPANY DEBT

        The Company shall ensure that (i) each Obligor and (ii) members of the Group (other than Obligors) which are or become creditors in respect of Financial Indebtedness of Obligors to the extent such aggregate amount exceeds (euro)5,000,000 (or its equivalent in another currency or currencies) accedes to the Intercreditor Agreement as an Intercompany Borrower (as defined in the Intercreditor Agreement) and, as the case may be, an Intercompany Lender (as defined in the Intercreditor Agreement), in accordance with the Intercreditor Agreement.

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21.22   INSURANCE

(a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances (including as to self insurance) on and in relation to its business and assets with reputable independent underwriters or insurance companies:

        (i) against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

        (ii) against those risks, and to the extent, required by applicable law or by contract.

(b) Without limiting paragraph (a) above, each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurance on all of its assets of an insurable nature against loss or damage by fire and other risks normally insured against by persons carrying on a similar business in a sum or sums at least equal to their replacement value (meaning the total cost of entirely rebuilding, reinstating or replacing those assets if completely destroyed, together with architects', surveyors' and other professional fees).

(c) Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly pay premiums and do all things necessary to maintain insurances required of it by paragraphs (a) and (b) above.

21.23   PENSIONS

        The Company shall ensure that all pension schemes maintained or operated by or for the benefit of any member of the Group and/or any of its employees:

        (a) are maintained and operated in all material respects in accordance with all applicable laws and contracts and their governing provisions; and

        (b) are funded substantially in accordance with the governing provisions of the scheme with any funding shortfall advised by actuaries of recognised standing being rectified in accordance with those governing provisions except where failure to maintain or fund could not reasonably be expected to have a Material Adverse Effect.

        The Company shall promptly notify the Facility Agent of any material change in the rate of contributions to any pension schemes referred to in paragraph (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

21.24   INTELLECTUAL PROPERTY

        Each Obligor shall (and the Company shall ensure that each other member of the Group will):

        (a) take all reasonable action to obtain, safeguard, maintain in full force and effect and preserve its ability to enforce all Intellectual Property necessary for the conduct of its business as conducted from time to time, and not discontinue the use of any such Intellectual Property, including:

                (i) paying all applicable renewal fees, licence fees and other outgoings; and

                                    -87-

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                (ii)    performing and complying with all material laws and
                        material obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such necessary Intellectual Property; and

        (b) promptly notify the Facility Agent of any material infringement or threatened or suspected material infringement of or any challenge to the validity of any such necessary Intellectual Property owned by or licensed to it which may come to its notice, supply the Facility Agent (if requested) with all information in its possession relating thereto;

        (c) take all necessary steps permitted under the relevant licence to the extent consistent with normal business practice to ensure that the licensor of the Intellectual Property prevents third parties infringing any such necessary Intellectual Property; and

        (d) take all necessary steps permitted under the relevant licence to the extent consistent with normal business practice to ensure that the licensor of the Intellectual Property enforces the confidentiality of and prevents any improper use of any trade secret which is Intellectual Property.

21.25   HEDGING

(a) The Company shall ensure that the hedging required by the Hedging Letter is effected within 6 Months after the Closing Date (and is maintained in effect) in accordance with the terms of the Hedging Letter.

(b) At or before the time that any member of the Group enters into any Hedging Document with a Hedging Bank, the Company shall ensure that the counterparty accedes as a Hedging Bank to the Intercreditor Agreement.

(c) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter (or agree to enter) into any derivative transaction.

(d) Paragraph (c) above does not apply to any derivative transaction which is a Permitted Hedging Transaction.

21.26   BANK ACCOUNTS

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) open or maintain any account with any bank or other financial institution unless if the account is subject to any Permitted Security under paragraph (f) of that definition, provided that such member of the Group uses its reasonable commercial endeavours to have such Permitted Security released, subordinated or waived, in form and substance satisfactory to the Security Agent, in favour of the Secured Parties to secure all of the obligations of the Obligors under the Secured Documents.

(b) Each Obligor shall (and the Company shall ensure that each other member of the Group will) pay all sums received by it into a bank account permitted by paragraph (f) above.

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21.27   AMENDMENT TO ARTICLES OF ASSOCIATION OF CP FILMS

        The Company shall ensure that within 90 days of the date of this Agreement, CP Films Vertriebs GmbH delivers to the Facility Agent a certified copy of its articles of association (Gesellschaftsvertrag) together with a certified extract from the commercial register (Handelsregister) of the local court (Amtsgericht) of Bielefeld evidencing that the restrictions on transferring and encumbering the Shares (formerly No. 8 (Transfer of shares encumbrances) of the articles of association) have been removed.

22.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in this Clause 22 is an Event of Default.

22.1    NON-PAYMENT

        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

        (a) its failure to pay is caused by administrative or technical error; and

        (b)     payment is made within 3 Business Days of its due date.

22.2    FINANCIAL COVENANTS

        Any requirement of Clause 20 (Financial covenants) is not satisfied.

22.3    OTHER OBLIGATIONS

(a) Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment), Clause 22.2 (Financial covenants) above) unless the failure to comply is capable of remedy and is remedied within 15 Business Days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

22.4    MISREPRESENTATION

        Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the facts or circumstances underlying the misrepresentation are capable of remedy and are remedied within 15 Business Days of the Facility Agent giving notice to the Company or the Company becoming aware of the misrepresentation.

22.5    CROSS DEFAULT

(a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

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(d)     Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)     No Event of Default will occur under this Clause 22.5 if:

        (i) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to
                (d) above is less than (euro)10,000,000 (or its equivalent in another currency or currencies); and

        (ii)    where the Financial Indebtedness falling within paragraphs
                (a) to (d) above comprises an overdraft or other uncommitted or on demand facility, such event is remedied within 5 Business Days of the Facility Agent giving notice to the Company or the Company becoming aware of the relevant event.

22.6    INSOLVENCY

(a) Any Obligor or Material Subsidiary is unable on a persistent basis (op duurzame wiize/de maniere persistante) (in relation to any Belgian Obligors and Material Subsidiaries) or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts (or any class of them) including cessation de paiements/stakring van betalingen, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (or any class of them) (other than the Lenders) with a view to rescheduling any of its indebtedness.

(b) The value of the assets of any Obligor or Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c) A moratorium is declared in respect of any indebtedness of any Obligor or Material Subsidiary.

(d) Any procedure or step is taken in any jurisdiction of an Obligor which is analogous to those provisions in (a) to (c) above.

22.7    INSOLVENCY PROCEEDINGS

(a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (i) the suspension of payments, a moratorium of any indebtedness (including concordat judiciaire/gerechtelijk akkoord) winding-up, dissolution, administration, bankruptcy (including faillite/faillissement), or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary;

        (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Subsidiary. In relation to an Obligor incorporated in Belgium, these concepts shall mean a "minnelijk akkoord met alle schuldeisers" /'accord amiable avec tous les creanciers";

        (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, an administrateur judiciaire/gerechtelijk bestuurder, a commissaire special/speciaal commissaris, administrateur provisoire/voorlopige bewindvoerder, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary or any of its assets; or

                                    -90-

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        (iv)    the enforcement of any Security over any assets of any
                Obligor or Material Subsidiary where such Security secures Financial Indebtedness in excess of (euro)2,500,000 (or its equivalent in another currency or currencies),

        or any analogous procedure or step is taken in any jurisdiction, in particular (in relation to a German Obligor or a Material Subsidiary incorporated in Germany):

        (i) a petition for insolvency proceedings in respect of its assets (Antrag auf Eroffnung eines Insolvenzverfahrens) is filed or any event occurs which constitutes a mandatory cause for the initiation of insolvency proceedings (Eroffnungsgrund) as set out in sections 17 and 19 of the German Insolvency Code (Insolvenzordnung) or;

        (ii) actions are taken pursuant to section 21 of the German Insolvency Code by the competent court.

        Paragraph (a) above shall not apply to:

        (iii) any corporate action, legal proceedings or other procedure or step which is part of a solvent reorganisation of any Obligor or Material Subsidiary permitted under this Agreement; or

        (iv) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement and prior to its advertisement.

22.8    CREDITORS' PROCESS

        Any expropriation, conservatory or executory seizure, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Obligor or Material Subsidiary and is not discharged within 90 days.

22.9    OWNERSHIP

        Any Obligor or Material Subsidiary (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company unless expressly permitted under the terms of this Agreement.

22.10   UNLAWFULNESS

        It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

22.11   REPUDIATION

        Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.12   CONSTITUTIONAL DOCUMENTS

        Any constitutional document of any member of the Group is terminated, or is amended in a way, or any consent or waiver is given in respect of any such document, which would be materially detrimental in the interests of the Secured Parties under the Security Documents.

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22.13   CESSATION OF BUSINESS

        Any Obligor or Material Subsidiary suspends or ceases (or threatens to suspend or cease) to carry on all or a material part of its business as a going concern except as part of a Permitted Merger or a Permitted Disposal.

22.14   NATIONALISATION

        Any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or any of the shares, or all or any substantial part of the assets of any Obligor or Material Subsidiary.

22.15   MATERIAL ADVERSE CHANGE

        Any event or series of events occurs which the Majority Lenders determine is reasonably likely to have a Material Adverse Effect.

22.16   ACCELERATION

(a) On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

        (i) cancel the Total Commitments whereupon they shall immediately be cancelled;

        (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (iii) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.


                                    -92-

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                                  SECTION 9

                             CHANGES TO PARTIES

23.     CHANGES TO THE LENDERS

23.1    ASSIGNMENTS AND TRANSFERS BY THE LENDERS

        Subject to this Clause 23, a Lender (the "EXISTING LENDER") may:

        (a)     assign any of its rights; or

        (b)     transfer by novation any of its rights and obligations,

        to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

23.2    CONDITIONS OF ASSIGNMENT OR TRANSFER

(a) The consent of neither the Company nor any other Obligor is required for an assignment or transfer by an Existing Lender.

(b)     An assignment will only be effective on:

        (i) receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

        (ii) the New Lender acceding to the Intercreditor Agreement in accordance with the Intercreditor Agreement; and

        (iii) the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c) A transfer will only be effective if the New Lender accedes to the Intercreditor Agreement in accordance with the Intercreditor Agreement and the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(d)     If:

        (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

        (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs),

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        then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e) If a Lender assigns or transfers part but not all of its share in the Facilities to a person other than one of its Affiliates, another Lender or a Related Fund, the amount of such assignment or transfer must be a minimum of (euro)1,000,000 and in integral multiples of
        (euro)1,000,000.

(f) A transfer or assignment will only be effective if the New Lender has delivered to the Company and copied to the Facility Agent a Tax Status Certificate duly completed and executed by it:

        (i) in the case of an assignment, together with or prior to its written confirmation as required by Clause 23.2(b)(i); or

        (ii) in the case of a transfer, together with or prior to the delivery of the Transfer Certificate to the Facility Agent contemplated in Clause 23.5(a),

        but only if (A) such Tax Status Certificate is required at such time in order to enable the Borrower to make all payments made by it to the Lenders without a Tax Deduction; and (B) such New Lender is not a Belgian legal entity subject to Belgian corporate income tax.

23.3    ASSIGNMENT OR TRANSFER FEE

        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of (euro)2,000.

23.4    LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

        (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

        (ii)    the financial condition of any Obligor or other person;

        (iii) the performance and observance by any Obligor or other person of its obligations under the Finance Documents or any other documents; or

        (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

        and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

        (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Secured Document; and

                                    -94-

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        (ii)    will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)     Nothing in any Finance Document obliges an Existing Lender to:

        (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

        (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or other person of its obligations under the Finance Documents or otherwise.

23.5    PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in this Clause 23 a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and a duly completed Tax Status Certificate. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)     On the Transfer Date:

        (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

        (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

        (iii) the Facility Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

                                    -95-

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        (iv)    the New Lender shall become a Party as a "Lender".

(d) For the avoidance of doubt, the Parties agree that in case of a transfer effected in accordance with this Clause 23 (whether by way of novation or otherwise), with respect to Security Documents governed by Belgian law, all rights (including in relation to Security) of the Finance Parties shall be maintained and preserved, including for the purposes of Article 1278 of the Belgian Civil Code.

23.6    COPY OF TRANSFER CERTIFICATE TO COMPANY

        The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

23.7    DISCLOSURE OF INFORMATION

        Any Lender may disclose to any of its Affiliates and:

        (a) any other person to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

        (b) any other person with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

        (c) any other person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

        (d) any rating agency or, with the prior written consent of the Company, any other person,

        any information about any Obligor, the Group, any other person and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause 23.7 supersedes any previous agreement relating to the confidentiality of this information.

23.8    HEDGING BANKS

(a) A Lender (or an Affiliate of a Lender) which becomes a Hedging Bank shall accede to this Agreement and to the Intercreditor Agreement by delivery to the Security Agent of a duly completed and signed accession deed in the form required under the Intercreditor Agreement and by the Security Agent executing that accession deed.

(b) Where this Agreement or any other Finance Document imposes an obligation on a Hedging Bank and the relevant Hedging Bank is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

23.9    ASSIGNMENT BY WAY OF SECURITY

        In addition to the other rights provided in this Clause 23, each Lender may, without the consent of any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure the obligations of that Lender, including:

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        (a)     any charge, assignment or other Security to secure
                obligations to a federal reserve or central bank; and

        (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

        (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

        (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

23.10   SUB-PARTICIPATIONS

        Any Lender may, without the consent of any Obligor, at any time sub-participate or sub-contract any of its rights or obligations under the Finance Documents.

24.     CHANGES TO THE OBLIGORS

24.1    ASSIGNMENTS AND TRANSFER BY OBLIGORS

        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2    ADDITIONAL GUARANTORS

(a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.14 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Guarantor. That Subsidiary, and/or any Subsidiary which is required by this Agreement to become an Additional Guarantor, shall become an Additional Guarantor if:

        (i) the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

        (ii) the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
        Part II of Schedule 2 (Conditions precedent).

24.3    REPETITION OF REPRESENTATIONS

        Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 18.27 (Times when


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        representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.4    RELEASE OF GUARANTORS

(a) If a Guarantor ceases to be a member of the Group in accordance with this Agreement, that Guarantor shall cease to be a Guarantor and shall be released from its rights and obligations under the Finance Documents and the Hedging Documents.

(b) The Security Agent shall, at the request and cost of the Company, execute such documents as may be required to release that Guarantor pursuant to paragraph (a) above.

24.5    RESIGNATION OF GUARANTOR AND RELEASE OF SECURITY ON DISPOSAL

        If a Guarantor is or is proposed to be the subject of a Permitted Disposal then:

        (a) where that Guarantor created Security over any of its assets or business in favour of the Security Agent, or Security in favour of the Security Agent was created over the shares (or equivalent) of that Guarantor, the Security Agent shall promptly, at the cost and request of the Company release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

        (b) the resignation of that Guarantor and related release of Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

        (c) if the disposal of that Guarantor is not made, the resignation letter of that Guarantor and the related release of Security referred to in paragraph (a) above shall have no effect and the obligations of the Guarantor and the Security created or intended to be created by or over that Guarantor shall continue in full force and effect.

24.6    RELEASE OF SECURITY ON DISPOSAL

        If an Obligor makes a Permitted Disposal then:

        (a) where Security has been taken over the assets or business (the subject of the Permitted Disposal) in favour of the Security Agent, the Security Agent shall promptly, at the cost and request of the Company release those assets or business and issue certificates of non-crystallisation; and

        (b) the release of Security referred to in paragraph (a) above shall not become effective until the date of that disposal.


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                                 SECTION 10

                             THE FINANCE PARTIES

25.     ROLE OF THE FACILITY AGENT AND THE ARRANGER

25.1    APPOINTMENT OF THE FACILITY AGENT

(a) Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b) Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c) Each other Finance Party authorises each of the Facility Agent and the Arranger to agree, accept and sign on its behalf the terms of any reliance or engagement letter in relation to any Report or any other report or letter provided by any person in connection with the Finance Documents or the transactions contemplated in them.

25.2    DUTIES OF THE FACILITY AGENT

(a) The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d) If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(e) The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3    ROLE OF THE ARRANGER

        Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4    NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Facility Agent, or the Arranger as a trustee or fiduciary of any other person.

(b) Neither the Facility Agent, nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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25.5    BUSINESS WITH THE GROUP

        The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group or any other person.

25.6    RIGHTS AND DISCRETIONS OF THE FACILITY AGENT

(a)     The Facility Agent may rely on:

        (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

        (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Facility Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

        (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

        (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

        (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e) The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent, nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7    MAJORITY LENDERS' INSTRUCTIONS

(a) Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

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(b)     Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c) The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8    RESPONSIBILITY FOR DOCUMENTATION

        Neither the Facility Agent, nor the Arranger:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or any of the Information Package; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9    EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 28.10 (Disruption to Payment Systems etc)), the Facility Agent will not be liable including without limitation for negligence or any other category of liability whatsoever for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause 25.9.

(c) The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d) Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is

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

        required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

25.10   LENDERS' INDEMNITY TO THE FACILITY AGENT

(a) Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments and participations in the Loans then outstanding to the Available Facilities and all the Loans) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability including without limitation for negligence or any other category of liability whatsoever incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to Payment Systems etc) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

(b) If the Available Facilities are then zero, each Lender's indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Utilisations outstanding, in which case it shall be in proportion to its participations in the Utilisations then outstanding to all the Utilisations.

25.11   RESIGNATION OF THE FACILITY AGENT

(a) The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Belgium as successor by giving notice to the other Finance Parties and the Company.

(b) Alternatively the Facility Agent may resign and appoint a successor Facility Agent, provided the successor Facility Agent is (i) a Finance Party or an Affiliate of a Finance Party (after consultation with the Company); or (ii) a successor Facility Agent (which is not a Finance Party or an Affiliate of a Finance Party) acceptable to the Majority Lenders (after consultation with the Company), by giving notice to the other Finance Parties and the Company.

(c) If the Facility Agent gives notice of its resignation to the Finance Parties and the Company without appointing a successor Facility Agent, the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(d) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (c) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in the United Kingdom or Belgium).

(e) The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

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(f)     The appointment of the successor Facility Agent shall take effect upon the successor Facility Agent accepting the appointment and the resigning Facility Agent giving notice of his resignation and of the subsequent appointment to the Finance Parties and the Company.

(g) The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(h) Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(i) After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (c) above. In this event, the Facility Agent shall resign in accordance with paragraph (c) above.

25.12   CO-SECURITY FACILITY AGENT

(a) The Facility Agent may appoint or delegate to a separate security agent, delegate security agent or a co-security agent in any jurisdiction outside England and Wales:

        (i) if the Facility Agent considers that without the appointment the interests of the Lenders under the Finance Documents might be materially and adversely affected;

        (ii) for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

        (iii) for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.

(b) Any appointment or delegation under this Subclause will only be effective if the security agent, delegate security agent or co-security agent confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as if it were the Facility Agent.

(c) The Facility Agent may remove any security agent or co-security agent appointed by it and may appoint a new security agent or co-security agent in its place.

25.13   CONFIDENTIALITY

(a) In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

25.14   RELATIONSHIP WITH THE LENDERS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

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(b)     Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

25.15   CREDIT APPRAISAL BY THE LENDERS

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (d) the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16   REFERENCE BANKS

        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.17   MANAGEMENT TIME OF THE FACILITY AGENT

        On the occurrence of an Event of Default which is continuing, any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Facility Agent), Clause 16 (Costs and expenses) and Clause 25.10 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as may be agreed between the Facility Agent and the Company (each acting reasonably) and notified to the Lenders and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

25.18   DEDUCTION FROM AMOUNTS PAYABLE BY THE FACILITY AGENT

        If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any

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

        payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.     SHARING AMONG THE FINANCE PARTIES

27.1    PAYMENTS TO FINANCE PARTIES

        If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

        (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2    REDISTRIBUTION OF PAYMENTS

        The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

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27.3    RECOVERING FINANCE PARTY'S RIGHTS

(a)     On a distribution by the Facility Agent under Clause 27.2
        (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4    REVERSAL OF REDISTRIBUTION

        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5    EXCEPTIONS

(a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

        (i) it notified that other Finance Party of the legal or arbitration proceedings; and

        (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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                                 SECTION 11

                               ADMINISTRATION

28.     PAYMENT MECHANICS

28.1    PAYMENTS TO THE FACILITY AGENT

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

28.2    DISTRIBUTIONS BY THE FACILITY AGENT

        Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3    DISTRIBUTIONS TO AN OBLIGOR

        The Facility Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

28.4    CLAWBACK

(a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Facility Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by it to reflect its cost of funds.

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28.5    PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

        (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent, or the Arranger under the Finance Documents;

        (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

        (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

        (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders vary the order set out in paragraphs (a)(ii) to (iii) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6    NO SET-OFF BY OBLIGORS

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7    BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar Month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8    CURRENCY OF ACCOUNT

(a) Subject to paragraph (b) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

28.9    CHANGE OF CURRENCY

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

        (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency

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                or currency unit of that country designated by the Facility
                Agent (after consultation with the Company); and

        (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.10   DISRUPTION TO PAYMENT SYSTEMS ETC.

        If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

        (a) Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

        (b) the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph
                (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

        (c) the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

        (d) any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

        (e) the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and

        (f) the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.     SET-OFF

        A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation

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        owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.     NOTICES

30.1    COMMUNICATIONS IN WRITING

        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2    ADDRESSES

        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a) in the case of the Company, that identified with its name below;

        (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

        (c) in the case of the Facility Agent or the Security Agent, that identified with its name below,

        or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

30.3    DELIVERY

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

        (i)     if by way of fax, when received in legible form; or

        (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

        and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)     All notices from or to an Obligor shall be sent through the Facility
        Agent.

(d) Any communication or document made or delivered to the Company in accordance with this Clause 30.3 will be deemed to have been made or delivered to each of the Obligors.

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30.4    NOTIFICATION OF ADDRESS AND FAX NUMBER

        Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

30.5    ELECTRONIC COMMUNICATION

(a) Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

        (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

        (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

        (iii) notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

30.6    ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

        (i)     in English; or

        (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or a Security Document.

31.     CALCULATIONS AND CERTIFICATES

31.1    ACCOUNTS

        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2    CERTIFICATES AND DETERMINATIONS

        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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31.3    DAY COUNT CONVENTION

        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.     AMENDMENTS AND WAIVERS

34.1    REQUIRED CONSENTS

(a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

(c) Each Obligor acknowledges that its consent is not required for any amendment or waiver permitted by this Clause 34 which is agreed to by the Company.

34.2    EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:

        (i)     the definition of "Majority Lenders" in Clause 1.1
                (Definitions);

        (ii) an extension to the date of payment of any amount under the Finance Documents;

        (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

        (iv)    an increase in or an extension of any Commitment;

        (v) a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

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        (vi)    any provision which expressly requires the consent of all
                the Lenders;

        (vii)   Clause 2.2 (Finance Parties' rights and obligations), Clause
                7.2 (Sale), Clause 7.3 (Mandatory cancellation), Clause 7.5 (Mandatory prepayment - Net Sale Proceeds) to Clause 7.10 (Application of Proceeds), Clause 23 (Changes to the Lenders), Clause 27 (Sharing among the Finance Parties) or this Clause 34;

        (viii) the release of any Security created pursuant to any Security Document; or

        (ix)    the ranking or subordination under the Intercreditor
                Agreement.

        shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Arranger may not be effected without its consent.

(c) An amendment or waiver which relates to Clause 17 (Guarantee and indemnity) may not be effected without the consent of the Guarantors.

(d) If any Lender has failed to respond to any consent, waiver or amendment of any provision of any Finance Document within 15 Business Days of delivery of the request for such consent, waiver or amendment by the Company or the Facility Agent in accordance with the terms of this Agreement, the Available Commitments and participations in the Utilisations of such Lender shall be excluded for the purposes of determining whether the consent of the Majority Lenders or all Lenders has been obtained in respect of such consent, waiver or amendment.

(e) No further consent is required from any Finance Party in respect of the Permitted Revolving Credit Facility (documented within this Agreement following amendments hereto). Each Finance Party agrees to execute amendments to the Finance Documents, including without limitation, any Security Documents, as required by the Facility Agent to provide for the Permitted Revolving Credit Facility to be made available, and secured, under such documents so long as the RCF Lender accedes to the terms of the Intercreditor Agreement. The existing terms hereof shall apply the Permitted Revolving Credit Facility and shall be amended only to the extent they relate to the mechanics and economics of the Permitted Revolving Credit Facility.

(f) Notwithstanding paragraph (e) above, the terms of the Permitted Revolving Credit Facility shall be approved and agreed by the Facility Agent (acting reasonably).

35.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.


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                                 SECTION 12

                        GOVERNING LAW AND ENFORCEMENT

36.     GOVERNING LAW

        This Agreement is governed by English law.

37.     ENFORCEMENT

37.1    JURISDICTION

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2    SERVICE OF PROCESS

        Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

        (a) irrevocably appoints Solutia UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

        (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

37.3    WAIVER OF CONSEQUENTIAL DAMAGES

        In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Company hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.


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